Exhibit 10.5
FORM OF LIMITED LIABILITY COMPANY AGREEMENT
of
EQUAGEN LLC
Dated as of

Page
12.19 Extension for Non-Business Days	43
12.20 Limitation on Damages	43
12.21 Counterparts	43
12.22 Effectiveness	43
12.23 No Third Party Beneficiaries	43
12.24 Specific Performance	44
12.25 Enforceability of Power of Attorney	44

LIMITED LIABILITY COMPANY AGREEMENT
OF
EQUAGEN LLC
     This LIMITED LIABILITY COMPANY AGREEMENT (this “Agreement”) of EquaGen LLC (the “Company”), a Delaware limited liability company, is made and entered into as of                                         , by and among (i) Entergy Corporation, a Delaware corporation (“ETR”), (ii) Enexus Energy Corporation (“Enexus”), a Delaware limited liability company (“Enexus”), as Members of the Company (“Members”) and (iii) the Company.
R E C I T A L S
     WHEREAS, in connection with the contemplated separation and distribution transactions set forth in the Separation and Distribution Agreement (the “Separation Agreement”) dated                                          by and among ETR and Enexus pursuant to which ETR will be separated into two separate, independent and publicly traded companies, with Enexus operating the Non-Utility Nuclear Business and ETR operating the Retained Business (the “Separation and Distribution”), the Board of Directors of ETR and the Board of Directors of Enexus have determined to establish and operate the Joint Venture through the Company;
     WHEREAS, in connection with the establishment of the Joint Venture and the Separation and Distribution, an internal corporate re-organization occurred, as set forth in the Separation Agreement;
     WHEREAS, in connection with the internal corporate re-organization: (a) the Company was incorporated as a Delaware limited liability company pursuant to the Delaware Act (as hereinafter defined) pursuant to a certificate of formation (“Certificate of Formation”) filed with the Delaware Secretary of State on June 27, 2008, (b) Entergy Nuclear Holding Company #2, a wholly owned subsidiary of ETR, entered into a Limited Liability Company Agreement for the Company (the “Original LLC Agreement”) dated as of June 27, 2008, (c) Entergy Nuclear, Inc. (“ENI”), a Delaware corporation, merged with and into the Company pursuant to the Delaware Act, with the Company being the surviving entity, evidenced by the certificate of merger (“Certificate of Merger”) filed with the Delaware Secretary of State on                                         , (d) Entergy Nuclear Holding Company #2 contributed all of its membership interests in the Company to ETR, and (e) upon the formation of the Company, the merger of ENI with and into the Company, the Company becoming a direct wholly owned subsidiary of ETR and other reorganization transactions contemplated by the Separation Agreement, ETR contributed fifty per cent (50%) of the Interest owned by it in the Company to Enexus, such that ETR and Enexus each owned a fifty per cent (50%) Interest in the Company;
     WHEREAS, ETR, Enexus and the Company have entered into a Formation Agreement dated as of                                          (the “Formation Agreement”) under which,

subject to the satisfaction or waiver of certain terms and conditions and upon consummation of the transactions contemplated therein, each Member will own a fifty per cent (50%) Interest in the Company; and
     WHEREAS, upon consummation of the transactions contemplated by the Formation Agreement, the parties to the Formation Agreement desire to repeal the Original LLC Agreement in its entirety and replace it with this Agreement which provides for the admission of each of ETR and Enexus as a Member to the Company and certain other matters set forth herein.
     NOW, THEREFOR, the parties hereto hereby agree as follows:
I. DEFINED TERMS
     1.01 Defined Terms. Capitalized terms used in this Agreement without definition will have the meanings set forth on Appendix A to this Agreement. In addition, certain tax terms used in this Agreement are defined on Appendix B to this Agreement. All capitalized terms used in this Agreement which are not defined on Appendix A or Appendix B shall have the meaning given to them elsewhere in this Agreement. The use of any term defined in this Agreement in its uncapitalized form indicates that the word has its normal and general meaning.
     1.02 Other Defined Terms and References. References in this Agreement to any gender include references to all genders, and references to the singular include references to the plural and vice versa. Unless the context otherwise requires: (i) references in this Agreement to Articles, Sections, Appendices, Exhibits and Schedules shall be deemed references to Articles and Sections of, and Appendices, Exhibits and Schedules to, this Agreement; (ii) each accounting term has the meaning assigned to it in accordance with United States generally accepted accounting principles (“GAAP”), (iii) all Exhibits, Schedules, Appendices and other attachments to this Agreement are specifically incorporated into and made a part of this Agreement by any reference thereto in this Agreement, as fully as if the terms and provisions thereof had been included in this Agreement in their entirety, (iv) the words “include,” “includes” and “including” when used in this Agreement shall be deemed to be followed by the phrase “without limitation”, (v) the terms “and/or” are to be construed to mean that both cases apply or, either the first or the second case applies, as the circumstances may require, (vi) the term “third party” means a Person that is not a party to this Agreement or an Affiliate of such a party and (vii) the words “hereof,” “hereby” and “herein” and words of similar meaning when used in this Agreement refer to this Agreement in its entirety and not to any particular Article, Section or provision of this Agreement.

II. ORGANIZATION
     2.01 Formation. The Members agree to continue the Company as a limited liability company pursuant to the Delaware Act, upon the terms and subject to the conditions set forth in this Agreement. The Members hereby ratify the filing of the Certificate of Formation for the Company on                                          and the Certificate of Merger on                                           with the Secretary of State of Delaware by                                          as “authorized person” within the meaning of the Delaware Act.
     2.02 Name of Company. The name of the Company is set forth on the cover page to this Agreement. The Board may from time to time change the name of the Company or adopt one or more fictitious or trade names for use by the Company as the Board may from time to time determine. Unless otherwise determined by the Board, all business of the Company must be conducted under the name of the Company or the name of a Subsidiary, and title to all Company Property must be held in such name or the name of a Subsidiary.
     2.03 Principal Place of Business. The initial principal place of business and office of the Company is located at Jackson, Mississippi.
     2.04 Term. The term of the Company as a Delaware limited liability company commenced on the date of the filing of the Certificate of Formation pursuant to the Delaware Act and will have a perpetual existence unless sooner terminated pursuant to the provisions of this Agreement. The existence of the Company as a separate legal entity shall continue until cancellation of the Certificate of Formation as provided in the Delaware Act.
     2.05 Registered Agent and Registered Office. The Company shall maintain a registered office in Delaware at, and the name and address of the Company’s initial registered agent for service of process in Delaware is, The Corporation Trust Company, and the address of the Company’s initial registered agent and the address of the Company’s initial registered office in the State of Delaware is 1209 Orange Street, Wilmington, Delaware (County of New Castle), 19801. Such agent and office may be changed from time to time by the Board.
     2.06 Purpose.
     (a) The principal purposes and business of the Company are directly or indirectly, through its Subsidiaries: (i) to provide services in connection with the maintenance, operation, management and decommissioning of nuclear power plant facilities, including maintenance and operation services for the nuclear power plant facilities owned by Enexus (or its Subsidiaries) and other Persons and such other activities and businesses as may be determined advisable or appropriate by the Members; (ii) to conduct all activities reasonably necessary or desirable to accomplish any of the foregoing, and to do anything necessary or incidental to any of the foregoing; and (iii) to carry on any other lawful business, purpose or activity as may be permitted under the Delaware Act.
     (b) The Company may form or acquire, directly, or indirectly through a Subsidiary, additional Subsidiaries to own and conduct a portion of the Company’s business; provided, however, (i) ENOI LLC (d/b/a EquaGen Nuclear) will be managed exclusively by the Company, its sole member and (ii) each other Subsidiary will either be managed exclusively by the Company as its sole member, or the terms of the organizational documents relating to each other Subsidiary must contain such provisions as will together with the provisions of this Agreement have substantially the same effect as would be the case if all such business activities were conducted by the Company pursuant to the terms of this Agreement, provided, that where a Subsidiary is managed exclusively by the Company, any action by that Subsidiary which would be a Significant Matter or Member Matter under this Agreement cannot be taken by the Subsidiary unless the matter is approved by a Supermajority Vote of the Board of the Company.
     (c) The Company may enter into and perform, and may cause its Subsidiaries to enter into and perform, the Key Contracts to which the Company or a Subsidiary of the Company is a party and all documents, agreements, and certificates contemplated thereby or related thereto, all without further act, vote or approval of any Person, notwithstanding any other provision of this Agreement. The authorization set forth in the preceding sentence shall not be deemed a restriction on the power and authority of the Board to enter into other agreements or documents on behalf of the Company or the JV Group in accordance with the terms of this Agreement. The Company is hereby directed by the Board to enter into the Key Contracts and to cause each applicable Subsidiary to enter into the Key Contracts to which it is a party in such final forms as the Members may agree.
     2.07 Organizational Matters. The Officers shall, from time to time, register the Company as a foreign limited liability company and file such fictitious or trade name statements or certificates in such jurisdictions and offices as they consider necessary or appropriate. The Officers will take any and all other actions as may be reasonably necessary to perfect and maintain the status of the Company as a limited liability company or similar type of entity under the laws of any state or jurisdiction other than Delaware in which the Company engages in business and continue the Company as a limited liability company, to protect the limited liability of the Members as contemplated by the Delaware Act, and to accomplish the purposes of the Company.
     2.08 Third Party Business.
     (a) The Members shall cause the Company to conduct all Third Party Business through a Subsidiary of the Company that does not carry on any other business activities (“Third Party Business Subsidiary”).

     (b) The Company shall ensure that the organizational documents of each Third Party Business Subsidiary contain provisions limiting the scope of permitted activities of the Third Party Business Subsidiary solely to Third Party Business.
     (c) The Company shall ensure that no Third Party Business Subsidiary is the employer of any Officer or any other individual filling a position designated by the Board, from time to time, as a position that shall not be held in a Third Party Business Subsidiary.
     2.09 ENOI LLC Labor Matters. Subject to Section 2.06(b):
     (a) ENOI LLC shall have full and exclusive control over all labor relations matters involving its union-represented and non-union represented employees. Specifically, but without limitation, ENOI LLC shall have full and exclusive authority to make decisions, commit financial and other resources, set policies and negotiate and enter into binding agreements concerning all labor relations matters involving its employees, resolve all grievance-arbitration, administrative and court litigation matters involving union-represented ENOI LLC employees, make binding decisions and representations regarding union organizing campaigns involving ENOI LLC employees, and address all other issues involving union representation of ENOI LLC employees. Further, ENOI LLC shall have full and exclusive authority to make decisions and set guidelines regarding the labor relations of its contractors;
     (b) ENOI LLC shall assume any and all existing collective bargaining agreements to which Entergy Nuclear Operations, Inc. was a party prior to the merger of Entergy Nuclear Operations, Inc. into a Delaware limited liability company named “ENOI LLC” (d/b/a “EquaGen Nuclear”). Further, to the extent required by a collective bargaining agreement, ENOI LLC will require any successor-in-interest of ENOI LLC to assume that collective bargaining agreement; and
     (c) ENOI LLC will be solely responsible for directing and supervising ENOI LLC’s bargaining unit employees and for fulfilling all obligations under the collective bargaining agreements to which ENOI LLC is a party and shall have no authority to direct or supervise the bargaining unit employees of any other employer.
III. MEMBERS
     3.01 Admission of Members.
     (a) Each of Enexus and ETR is hereby admitted as a Member of the Company and shall be shown as such on the books and records of the Company as of the Effective Date.
     (b) Except as expressly permitted by this Agreement, no other Person may be admitted as a Member of the Company, and no additional Interests or different class of Interest may be issued, without the approval of all of the Members.

     3.02 Membership Interests. The Interests shall not be certificated unless otherwise determined by the Board in its sole discretion.
     3.03 Limitation of Liability.
     (a) Except as otherwise expressly provided in the Delaware Act, the debts, obligations and liabilities of the Company, whether arising in contract, tort or otherwise, are solely the debts, obligations and liabilities of the Company, and no Member is obligated personally for any such debt, obligation or liability of the Company solely by reason of being a Member of the Company. Except as otherwise expressly provided in the Delaware Act, but subject to the provisions of Section 3.03(b), the liability of each Member shall be limited to the amount of capital contributions (if any) that the Members agree shall be made by each Member pursuant to Section 4.01(b), but only when and to the extent the same shall become due and payable. Further, no Manager, general or limited partner of any Member, shareholder, member or other holder of an equity interest in any Member, or any officer, director, agent or employee of any of the foregoing or any of their Affiliates is obligated personally for any debt, obligation or other liability of the Company solely by reason of their being a Manager, general or limited partner of any Member, shareholder, member or other holder of an equity interest in any Member, or officer, director, agent or employee of any of the foregoing or any of their Affiliates. Further, failure of the Company to observe any corporate or company governance or other formalities or requirements relating to the exercise of its powers or the management of its business or affairs under this Agreement or the Delaware Act will not be grounds for any Member, Manager, general or limited partner of any Member, shareholder, member or other holder of an equity interest in any Member, or any officer, director or employee of any of the foregoing or any of their Affiliates to be held liable or obligated for any debt, obligation or other liability of the Company.
     (b) Notwithstanding any other provision of this Agreement to the contrary, the Members agree that, as between the Members, but not for the benefit of any third party or creditor: (i) recourse with respect to each Member’s liability under this Agreement is explicitly limited to its Interest in the Company and any proceeds thereof, and (ii) neither the Company nor any Member shall have any recourse against any other assets of a Member, or any past, present or future incorporators, representatives, officers, agents, directors or any direct or indirect principals, shareholders, general or limited partners, members or other equity or beneficial owners of such Member or any of the assets or property of any of the foregoing, for the payment or collection of any amount, judgment, judicial process, arbitration award, fees or costs or for any other obligation or claim arising out of or based upon this Agreement.
     (c) The provisions of this Section 3.03 will survive the termination or expiration of this Agreement and the dissolution, liquidation and winding up of the Company.
     3.04 Term.

     (a) Subject to Section 3.04(b), this Agreement will cease to apply to a Member that has transferred all of its Interest as permitted by this Agreement.
     (b) The occurrence of an event described in Section 3.04(a) will not affect:
     (i) any accrued rights and obligations of the parties in respect of any breach of this Agreement prior to the occurrence of that event; or
     (ii) any provision of this Agreement which is expressed to come into effect on, or survive, the occurrence of that event.
IV. CAPITAL
     4.01 Capital Contributions.
     (a) The Members acknowledge and agree that as of the Effective Date, the Capital Account balances and Percentage Interests of the Members are as set forth on Exhibit A.
     (b) Except with the unanimous approval of all Members, no Member is or will be required or entitled to make any Capital Contribution to the Company, nor is or will any Member be required or entitled to loan any funds to the Company.
     (c) Upon the unanimous approval of the Members of a request for any other Capital Contribution, each Member shall, within thirty (30) calendar days thereafter (or such shorter period as is approved by the Board), contribute its pro rata share (in proportion to the relative Percentage Interest of the Members at the time of such request) of the Capital Contribution so requested.
     (d) Any Capital Contributions provided for in this Section 4.01 shall be made by wire transfer of funds to the Company account designated by the Board, and any reimbursements or distributions to any Member provided for in this Agreement shall be made by wire transfer of funds to such account as designated by such Member.
     4.02 Failure to Make Capital Contributions.
     (a) Remedies. If any Member (the “Non-Contributing Member”) fails to timely make any Capital Contribution (or any portion thereof) agreed to by the Members pursuant to Section 4.01 (and if the Non-Contributing Member is part of a Member Group, the other Members of the same Member Group have not made such contribution in place of the Non-Contributing Member), and all other Members (each, a “Contributing Member”) have made their pro rata share of such Capital Contribution, then a Contributing Member may (but is not required to) contribute the portion of such requested Capital Contribution the Non-Contributing Member failed to contribute (if there is more than one Contributing Member, then in proportion to the relative Percentage Interests of such Contributing Member unless they otherwise agree). In the case of any failure to timely make any Capital Contributions (or any portion thereof) agreed to by the Members pursuant to Section 4.01, then the Contributing Member will elect, by notice in writing to the Company, that all of the Capital Contributions made by the Contributing Member, including both the Contributing Member’s and, if applicable, the Non-Contributing Member’s pro rata portion thereof (collectively, the “Emergency Advance”) will be treated as:
     (i) a loan from such Contributing Member to the Company (“Emergency Loan”); or
     (ii) a subscription for additional Interests in the Company, on the terms set out below (“Class A Capital Contribution”).
     (b) Emergency Loan. If a Contributing Member elects to make an Emergency Advance pursuant to Section 4.02(a)(i), the Company must repay to the Contributing Member the amount of the Emergency Advance plus an additional amount in the nature of “interest” thereon at the Prime Rate plus 2% per annum from the date of the Emergency Advance to the date of repayment of the Emergency Advance in full, by bullet repayment upon ninety (90) days notice.
     (c) Class A Capital Contributions. If a Contributing Member elects to make an Emergency Advance pursuant to Section 4.02(a)(ii), the amount the Contributing Member Group has contributed (including both the Contributing Member Group’s and the Non-Contributing Member Group’s portion thereof) will be designated as Class A Capital Contributions (which class of contributions confers the same rights as if it were contributed as a Capital Contribution except that no voting rights attach to the additional Interest issued to the Member on account of its Class A Capital Contributions). An Emergency Advance that is made as a Class A Capital Contribution by Contributing Members will result in the Gross Asset Values of the Company Property being adjusted as provided in clause (ii) of the definition of “Gross Asset Value” set forth in Appendix B and an adjustment to the Percentage Interest of each Member as a result thereof; provided that the adjustment to the Percentage Interests of the Members shall not (1) affect the voting rights of the Members, such that the voting rights of the Members after the Emergency Advance made pursuant to Section 4.02(a)(ii) are the same voting rights each Member had prior to such Emergency Advance.
     (d) Remedies Exclusive. The remedies set forth in this Section 4.02 shall constitute the sole and exclusive remedies of each Member for the failure of any other Member to make Capital Contributions at any time; and except as set forth in this Section 4.02, no Member shall have any recourse of any kind to any Member or its Interest or other assets in respect of any such failure.
     4.03 Negative Capital Account Balance. A negative or deficit balance in any Member’s Capital Account is not, and will not be deemed to be, an asset of the Company, and no Member with a negative or deficit balance in its Capital Account has or will have any obligation to the Company, any other Member or any third party or creditor to restore said negative or deficit balance in its Capital Account upon liquidation or dissolution of the Company (and for purposes of this Section 4.03, the references to Capital Account shall be deemed to also include the capital account of any Member for financial or book purposes or as set forth in the Delaware Act or under common law).
V. INTERESTS IN THE COMPANY
     5.01 Member Percentages. The Percentage Interests of the Members may be adjusted only as set forth in this Agreement.
     5.02 Return of Capital. No Member is or will be liable for the return of the Capital Contributions or Capital Account (or any portion thereof) of any other Member, it being expressly understood and agreed that any such return shall be made solely from the income and assets of the Company and its Subsidiaries and only in accordance with the provisions of this Agreement. No Member is or will be entitled to withdraw or receive a return of any part of its Capital Contributions or Capital Account, to receive interest on its Capital Contributions or Capital Account or to receive any distributions from the Company, except as expressly provided for in this Agreement or under applicable law (and for purposes of this Section 5.02, the references to Capital Account shall be deemed to also include the capital account of any Member for financial or book purposes or as set forth in the Delaware Act or under common law). No Member is or will be entitled to demand or receive property other than cash in return for its Capital Contributions to the Company, its Capital Account or its Interest in the Company.
     5.03 Ownership. All assets of any kind (tangible or intangible) of the Company shall be owned by the Company or its Subsidiaries, subject to the terms and provisions of this Agreement and the Formation Agreement. No Member shall have any interest in any specific Company Property. The interests of all Members in the Company are personal property.
     5.04 Waiver of Partition. Except as otherwise expressly provided for in this Agreement, each of the Members hereby irrevocably waives, to the fullest extent permitted by law, any right or power that such Member might have:
     (a) to cause the Company, any Subsidiary of the Company or any of its or their assets to be partitioned;
     (b) to cause the appointment of a receiver for all or any portion of the assets of the Company or any Subsidiary of the Company;
     (c) to compel any sale of all or any portion of the assets of the Company or any Subsidiary of the Company pursuant to any applicable law; or
     (d) to file a complaint, or to institute any proceeding at law or in equity, to cause the termination, dissolution or liquidation of the Company or any Subsidiary.

Each of the Members has been induced to enter into this Agreement in reliance upon the waivers set forth in this Section 5.04, and without such waivers no Member would have entered into this Agreement.
VI. ALLOCATIONS AND DISTRIBUTIONS
     6.01 Allocations. Profits, Losses and other items of the Company’s income, gain, loss or deduction will be allocated to the Members in accordance with, and the Members and the Company will be subject to the other provisions provided for in, Appendix B.
     6.02 Distributions.
     (a) Except as provided in Section 6.03 and subject to (i) the provisions of Section 6.02(b) and (ii) any contractual restrictions binding on the Company or any Subsidiary of the Company (including any debt documents), the Board shall have the sole authority to approve the making of distributions to the Members, in accordance with Section 7.03. Except to the extent provided otherwise in this Agreement (including in Section 6.02(b) and Section 9.06(g)), all distributions made in accordance with the terms of this Section 6.02 shall be made to Members in proportion to their Percentage Interests as of the record date specified for such distribution, provided that, the Board shall adjust the amount of distributions made to the Members pursuant to this Section 6.02(a) to the extent necessary to account for any variation in the relative Percentage Interests of the Members occurring before the record date.
     (b) Whenever the Company (or its Subsidiary) receives an amount due to it (or its Subsidiary) under the express terms of a Key Contract (“Contract Fee”), which amount was paid in connection with the early termination of such agreement (for any reason whatsoever, including expiration of a license, failure to renew a license or termination with or without cause by any party to such agreement), the Members shall be entitled to receive a distribution of the Contract Fee in proportion to their Percentage Interests as of the date the Contract Fee is payable to the Company (or its Subsidiary). The amount of the Contract Fee to which the Members shall be entitled (“Distributable Contract Fee Amount”) will be the balance following utilization thereof for any costs incurred directly as a result of such termination and which are the responsibility of the Company (or its Subsidiary), including internal de-mobilization or incremental, unplanned severance costs. The Distributable Contract Fee Amount must be distributed to the Members as soon as practicable after the Contract Fee has been received and the Distributable Contract Fee Amount determined by the Board, in accordance with Section 7.03. The Members and the Company shall take all steps necessary to distribute the Distributable Contract Fee Amount as soon as practicable after the Contract Fee has been received by the Company. For avoidance of doubt, a Person who is a Member at the time a Contract Fee becomes payable to the Company (or its Subsidiary) shall be entitled to receive a distribution equal to that proportion of the Distributable Contract Fee Amount represented by such Person’s Percentage Interest as of the time the Contract Fee becomes payable to the Company (or its Subsidiary), whether or not such Person is a Member of the Company at the time the Company makes the distribution of the Distributable Contract Fee Amount.
     6.03 Distributions in Liquidation. Upon the dissolution and winding-up of the Company, the proceeds of sale and other assets of the Company distributable to the Members under Section 11.02(c)(ii) shall be distributed, not later than the latest time specified for such distributions pursuant to Treasury Regulation Section 1.704-1(b)(2)(ii)(b)(2) to the Members in accordance with the positive balance in their Capital Accounts, after giving effect to the allocation of all Profits, Losses, and other items of the Company’s income, gain, loss or deduction pursuant to Appendix B. With the approval of the Board, a pro rata portion of any net liquidation proceeds or distributions that would otherwise be made to the Members under this Section 6.03 may be distributed by the Company to a trust established by the Board (for the benefit of the Members) for the purposes of liquidating Company and its Subsidiaries’ assets, collecting amounts owed to the Company or any Subsidiary, and paying any contingent or unforeseen liabilities or obligations of the Company and any Subsidiary of the Company arising out of or in connection with the Company or any Subsidiary of the Company. The assets of any trust established under this Section 6.03 will be distributed to the Members (from time to time by the trustee of the trust) upon approval of the Board in the same proportions as the amount distributed to the trust by the Company would otherwise have been distributed to the Members under this Agreement.
     6.04 Restrictions on Distributions. Notwithstanding any provision to the contrary contained in this Agreement, the Company shall not be required to make a distribution to the Members on account of their Interest in the Company if such distribution would violate Section 18-607 of the Delaware Act or any other applicable law.
     6.05 Deemed Distributions. In the event a governmental authority makes an adjustment described in Section 5(c) of Appendix B that results in a Member being deemed to have paid an amount to the Company, the amount will be deemed to have been distributed 100% to that Member if necessary to cause the relative Capital Accounts of the Members to be in accordance with their relative Percentage Interests.
VII. MANAGEMENT
     7.01 Management.
     (a) Subject to such matters which are expressly reserved hereunder to the Members for decision, the business and affairs of the Company shall be managed by a Board of Managers (the “Board”) which shall be responsible for policy setting and approval of the overall direction of the Company.
     (b) The Company will have employees or agents who are denominated as officers as the Board may designate from time to time (“Officers”). Each Officer will hold office until the term of his or her written appointment expires, his or her death, or until he or she resigns or has been removed by the Board (whichever first occurs), having such duties and responsibilities and on appointment terms approved by the Board.
     (c) Subject to the provisions of this Agreement and to the directives and policies of the Board, an Officer shall have the power, acting individually or jointly, to represent and bind the Company in all matters, solely within the scope of their respective duties.
     (d) Managers and Members may engage and consult with legal counsel, accountants or any other advisors or consultants in carrying out their duties under this Agreement, and any act or omission by a Manager or the Members in good faith reliance upon the recommendations, reports and advice given them by any such advisors or consultants shall be full justification for the act or omission.
     (e) The Company and each Subsidiary of the Company will conduct their respective businesses in accordance with all applicable requirements of any governmental authorities having jurisdiction over the Company and the Subsidiary and their respective businesses and assets. Notwithstanding any other provision of this Agreement to the contrary, neither the Board nor any other Member has any authority to authorize or approve any loan or other financing or refinancing on behalf of the Company or any Subsidiary of the Company, the effect of which would be to cause any personal liability on the part of any Member or any of its Affiliates, without the advance written consent of such Member.
     (f) The Board may establish one or more committees of the Board, each committee to consist of at least two (2) Managers. The Board shall designate an equal number of each Member’s Managers to serve on a committee. Any committee of the Board will have all the powers and authority of the Board, subject to any restrictions set forth in the Board’s resolution establishing such committee.
     (g) In addition, each Member shall have the right to consult with and advise the Company, the other Members and the Board on a regular basis with respect to the business and operations of the Company, and each such Member shall at all times have the right, from time to time, to meet (or confer by telephone) on a regular basis with the Officers, the other Members and the Board upon reasonable notice for the purpose of (i) consulting with and rendering advice with respect to any matter, including the management or business of the Company and its Subsidiaries, (ii) reviewing and discussing the day-to-day affairs of the Company and its Subsidiaries and their compliance with the then-current Annual Budget, (iii) discussing strategic operational matters relating to the Company or any Subsidiary of the Company, including with respect to the Business Plan, and (iv) obtaining information regarding their respective activities and prospects and expressing their views thereon.
     7.02 Members of the Board.

     (a) The Board will initially consist of six (6) individuals (each a “Manager”), three (3) of whom will be appointed by ETR, three (3) of whom will be appointed by Enexus. One or more alternative Managers may be appointed by or on behalf of each Member to act in the absence of any one of its Managers. If an alternate Manager is appointed, he or she:
     (i) may, but need not, be a Manager;
     (ii) may attend and vote in place of the relevant Manager at any Board meeting at which the relevant Manager is not present;
     (iii) is entitled to a separate vote for each relevant Manager the alternate Manager represents in addition to any vote the alternate Manager may have as a Manager in his or her own right;
     (iv) is entitled to notice of meetings of the Board in the same way that Managers are entitled to receive notice of such meetings under Section 7.02(i);
     (v) is to be counted as a Manager for each relevant Manager the alternate Manager is attending the meeting on behalf of (in addition to being counted as a Manager in his or her own right, if applicable) in determining whether a quorum is present; and
     (vi) shall cease to be an alternate Manager immediately and automatically upon (1) the relevant Manager ceasing to be a Manager or (2) the appointor providing notice to the Company revoking the appointment.
     (b) In connection with the determination of any and all matters presented to the Board for action, the Members agree and acknowledge that each Manager will be acting as the representative of the Member he or she represents, and each such Manager shall be free to represent the views and positions of such Member and to act in the manner that the Manager believes is in the best interests of the Member that he or she represents, without regard to the interests of any other Member, the Company or any of its Subsidiaries. To the fullest extent permitted by law, including Section 18-1101(c) of the Delaware Act:
     (i) no Manager will have any fiduciary duty, duty of care or any other duty to any other Manager or to the Company, any of its Subsidiaries or any Member of the Company who did not appoint him or her; and
     (ii) no Member will have any fiduciary duty, duty of care or any other duty to any other Member or to the Company or any of its Subsidiaries.
          The Company and each Member therefor waive, to the fullest extent permitted by law, any claim against any Member, its Affiliates, or any Nominee Manager appointed by such Member asserting breach of fiduciary duty, duty of care or any other duty in connection with the determination of matters presented to the Board or to the Members for action.
     (c) A Member may, by written notice to the other Members, remove any Manager or any alternate Manager such Member appointed and appoint a substitute therefor.
     (d) The Chairman of the Board (the “Chairman”) will be designated alternately by each Member for two (2) year periods, beginning with Enexus on and from the Effective Date. The Chairman will not have a deciding vote at meetings of the Board.
     (e) A Member may, by written notice to the other Members, remove any Chairman such Member appointed and appoint a substitute therefor.
     (f) The initial Managers appointed by each of ETR and Enexus and the initial Chairman appointed by Enexus will be the individuals specified in Exhibit D to this Agreement.
     (g) The number of Managers may be increased or decreased from time to time by consent of all the Members; provided, however, that at all times, except as provided in the next sentence, ETR and Enexus will have the right to appoint an equal number of Managers. Notwithstanding any other provision of this Agreement to the contrary, if any Member Transfers a percentage of its Interest such that its Interest (or the aggregate Interests of its Member Group, if applicable) is reduced to less than twenty percent (20%) of the total outstanding Interests (such reduction, a “Reduction Event”), then the number of Managers appointed by the Member (or the Member Group, if applicable) suffering such Reduction Event will be immediately reduced to only one (1) Manager, and the number of Managers appointed by any other Member or Member Group (which has not suffered a Reduction Event) will be immediately increased by one (1), so that such Members (the “Majority Members”) will, together, thereafter be entitled to appoint a majority of the Managers appointed by all the Members.
     (h) Meetings of the Board will be held at the offices of the Company or at such other places and with such frequency as shall be determined by the Board. Meetings of the Board may be called by or at the request of any Manager for any reasonable purpose. The Chairman or the Secretary shall provide written notice to the Managers of all meetings of the Board as directed by the Board or any Manager in accordance with the terms of this Agreement, and shall provide a written agenda for such meetings as well as any related materials deemed necessary or appropriate or as directed by any Manager for review by the Managers in connection with such meetings. Without limiting the foregoing, any Manager may also provide notice of a meeting of the Board in accordance with the terms of this Agreement.
     (i) Notice of any special meeting of the Board must be given to each Manager no fewer than two (2) Business Days prior to the date of such special meeting, and notice of any other meeting of the Board must be given to each Manager no fewer than five (5)

Business Days prior to the date of such meeting. Notices of meetings shall be delivered in the same manner set forth in Section 12.03 (other than notices of special meetings, which may also be delivered via the internet or other electronic mail). The attendance of a Manager at a meeting of the Board shall constitute a waiver of notice of such meeting, except where a Manager attends a meeting for the express purpose of objecting to the transaction of any business because the meeting is not properly called or convened.
     (j) A majority (in number) of the Managers will constitute a quorum for transaction of business at any meeting of the Board, provided, however, that such majority includes at least one Manager appointed by each Member, unless a Reduction Event shall have occurred, in which case such majority need only include Managers appointed by the Majority Members; and provided further, if less than a quorum of such Managers are present at a meeting, a majority of the Managers present at that meeting may adjourn the meeting to a date not earlier than two (2) days after the first meeting, upon notice being given in accordance with Section 7.02(i). If a quorum is not present at the next meeting (following the meeting that was adjourned), any two (2) Managers will constitute a quorum.
     (k) Each Manager has one (1) vote, provided that, at any meeting of the Board at which less than all the Managers (or their respective alternate Managers) appointed by a Member (“Nominee Managers”) are present, each Nominee Manager (or his or her alternate Manager) who is present can exercise a number of votes equal to the number of votes that would have been exercisable by all of that Member’s Nominee Managers, if all of them (themselves or through their respective alternate Managers) were present, divided by the number actually present. Fractional votes will be counted.
     (l) Any action required or permitted to be taken at a meeting of the Board may be taken without a meeting if a consent in writing, setting forth the actions so taken, shall be signed by all of the Managers entitled to vote with respect to the subject matter, unless a Reduction Event shall have occurred, in which case the majority signing such consent must include, with respect to all matters, at least one Nominee Manager of each of the Majority Members.
     (m) The Managers may participate in and act at all meetings of the Board through the use of a conference telephone or other communications equipment by means of which all persons participating in the meeting can hear each other. Participation in such meetings shall constitute attendance in person at the meeting of the person or persons so participating.
     (n) The Board shall establish, from time to time, the amount of any remuneration a Manager shall be entitled to receive from the Company or any Subsidiary of the Company for his or her services as a Manager. Each Manager shall be entitled to reimbursement for reasonable expenses incurred in serving as a Manager, subject to any applicable policies established by the Board from time to time.

     7.03 Significant Matters. The act or affirmative vote of a simple majority at which a quorum is present will be the act of the Board and will be binding upon the Company and each of the Members, unless the act of a greater or lesser number is required or permitted by this Agreement; provided, however, that the following actions (each a “Significant Matter”) cannot be taken by the Company or a Subsidiary without the approval of two thirds of the votes (“Supermajority Vote”) cast by all the Managers at a meeting where a quorum is present (including the affirmative vote of at least one (1) Manager appointed by ETR and one (1) Manager appointed by Enexus, unless a Reduction Event shall have occurred, in which case, the applicable majority requires the affirmative vote of at least one of the Managers appointed by each of the Majority Members):
     (a) approval of the business plan or Annual Budget and any material departure from the Business Plan or Annual Budget;
     (b) variation or termination of material contracts, including but not limited to the Key Contracts, provided none of the Member Nominees of Enexus may be present or vote on any decision by the Company to exercise the Company’s express termination rights under an Amended and Restated Operating Agreement except as contemplated by Section 9.06(a)(i);
     (c) single expenditures above $15 million;
     (d) Indebtedness in excess of $1 million;
     (e) except as provided in sub-paragraph (f) below, contracts for goods or services in excess of $5 million, other than in accordance with the approved Business Plan and Annual Budget, or employment agreements or severance contracts in excess of $200,000;
     (f) subject to Section 9.06(a)(i), any Contract between the Company (or its Subsidiaries) and a Member or an Affiliate of such Member;
     (g) placing or permitting any liens to exist on the assets of the Company;
     (h) commencement of litigation by the Company or the Company as a claimant or settling or compromising any claim or litigation in excess of $1 million, except with respect to litigation, claims or settlements to which a Member or its Affiliates (excluding, for avoidance of doubt, the Company and its Subsidiaries) is a party (other than as a joint defendant or joint plaintiff together with the Company or a Subsidiary of the Company), which shall require approval by the affirmative vote of a simple majority of the Board without regard for the vote of the Nominee Managers of such Member;
     (i) major regulatory filings made by ENOI LLC;

     (j) material amendments to any employee benefit plan, subject to the satisfaction of any ENOI LLC collective bargaining obligations;
     (k) subject to Section 6.02(b), making any distribution to Members;
     (l) decisions regarding redemptions of Interests in the Company;
     (m) policies regarding financial securities (swaps, options, derivatives, commodity collateral products, etc.);
     (n) selection of and changes in the Company’s accountants and auditors; and
     (o) the appointment or termination of the appointment of any Officer of the Company, or any variation in his or her remuneration or terms of employment.
     7.04 Member Matters. Except as provided in Section 9.06, the following actions (each a “Member Matter”) cannot be taken by the Company or a Subsidiary without the unanimous approval of the Members:
     (a) issue of any securities of the Company;
     (b) variation of any rights attached to any securities of the Company, or any redemption, buy-back or cancellation of any issued securities;
     (c) a decision to make a call for Capital Contributions;
     (d) the admission of any additional Member to the Company, other than in accordance with the transfer provisions of this Agreement;
     (e) mergers, acquisitions, joint ventures, and partnerships;
     (f) a sale or other disposition of all or substantially all of the assets of the Company in one or a series of related transactions;
     (g) changing the purpose and objectives of the Company, either directly or indirectly, through investment in any other entity;
     (h) any amendment to this Agreement;
     (i) providing or ceasing to provide pension benefits and other employment benefits, subject to the satisfaction of any ENOI LLC collective bargaining obligations; and
     (j) a decision to file for bankruptcy, wind up, dissolve or liquidate the Company.
     7.05 Duties and Conflicts.

     (a) The Members and their respective officers, employees, Affiliates and Nominee Managers shall devote such time to the business of the Company as they deem to be necessary or desirable in connection with their respective duties and responsibilities hereunder.
     (b) Each of the Members recognizes that each of the other Members and its members, partners, shareholders, officers, directors, employees, agents, representatives, Nominee Managers and Affiliates, have or may have in the future other business interests, activities and investments, some of which may be in conflict or competition with the business of the Company and/or one or more of its Subsidiaries, and each of the other Members and its members, partners, shareholders, officers, directors, employees, agents, representatives, Nominee Managers and Affiliates are entitled to carry on such other business interests, activities and investments, subject to the terms of any employment, non-compete or other similar agreements with the Company or any Subsidiary of the Company to which any such Person may be a party. Subject as aforesaid, to the fullest extent permitted by law, none of the Company, any of its Subsidiaries or the other Members will have any right, by virtue of this Agreement, in or to such activities, or the income or profits derived therefrom, and the pursuit of such activities, even if competitive with the business of the Company or any of its Subsidiaries, will not be deemed wrongful or improper.
     7.06 Competition.
     (a) Member Non-Solicit. Subject to Section 7.06(c), each Member may not, and shall cause its Affiliates (excluding the Company and its Subsidiaries) not to, from the Effective Date through and including the two year anniversary of the Effective Date, without the prior written consent of the Company, either directly or indirectly, on their own behalf or in the service or on behalf of others, solicit, aid, induce or encourage any individual who is a Senior Employee of the Company or an entity that is part of the JV Group to leave his or her employment; provided, however, that nothing in this Section 7.06(a) shall be deemed to prohibit any general solicitation for employment through advertisements and search firms not specifically directed at employees of the Company or a Subsidiary of the Company; provided further, that the applicable Member or its Affiliate has not encouraged or advised such firm to approach any such employee.
     (b) Company Non-Solicit. The Company may not, and shall cause its Subsidiaries not to, from the Effective Date through and including the two year anniversary of the Effective Date, without the prior written consent of the applicable Member, either directly or indirectly, on their own behalf or in the service or on behalf of others, solicit, aid, induce or encourage any individual who is a Senior Employee of an entity that is part of a Member’s Corporate Group to leave his or her employment; provided, however, that nothing in this Section 7.06(b) shall be deemed to prohibit any general solicitation for employment through advertisements and search firms not specifically directed at employees of a Member or a Subsidiary of a Member; provided further, that the Company or its Subsidiary has not encouraged or advised such firm to approach any such employee.

     (c) Exception to Member Non-Solicit. The restriction on Members and their Affiliates as set forth in this Section 7.06 shall not apply to ETR or its Affiliates in a sale of the whole (but not part) of ETR’s (or its Permitted Transferee’s) Interest in the Company. In addition, ETR and its Affiliates shall be entitled to make offers of employment to any officer or employee of the JV Group who ETR, in its sole discretion, identifies in a written notice to the Company and Enexus, prior to closing of such sale, are reasonably required by ETR or its Affiliates in order to satisfy regulatory requirements. Any offers of employment made by ETR or its Affiliates pursuant to this Section 7.06(c) shall be made prior to closing of such sale and (if accepted), effective on and from the date on which the sale is consummated.
     7.07 Company Expenses. Except as otherwise provided in this Agreement, the Company or its Subsidiaries (as applicable) shall be responsible for paying, and will pay, all direct costs and expenses related to the Business, including all costs of financing, fees and disbursements of attorneys, financial advisors, accountants, surveyors or valuers or valuation consultants, appraisers, brokers and engineers, and any and all other fees, costs and expenses directly attributable to the Business of the Company and its Subsidiaries. If any such costs and expenses are or have been paid by any Member, such Member shall be entitled to be reimbursed for such payment so long as such payment is reasonably necessary for the Business of the Company and its Subsidiaries and has been specifically approved by the Board.
     7.08 Contracts with Affiliates. Subject to Section 2.06(c), the Members and their respective Affiliates will be permitted to enter into contracts with the Company or any of its Subsidiaries if the terms to the Company or its Subsidiary are not materially less favorable than could reasonably be expected to have been obtained with an unaffiliated third party on an arm’s-length basis and has been specifically approved by a Supermajority Vote of the Board.
     7.09 Business Development Services Contracts. Notwithstanding the definition of “Significant Matters” set forth in Section 7.03 and “Member Matters” set forth in Section 7.04, the Members and their respective Affiliates will be permitted to enter into Business Development Services Contracts without the prior approval of the Board or the Members, subject to the following limitations:
     (a) a Business Development Services Contract shall not be subject to prior approval by the Board if:
     (i) the dollar value of the direct and indirect costs of the services to be provided under such Business Development Services Contract does not exceed $200,000; and
     (ii) the dollar value of the direct and indirect costs of the services to be provided under such Business Development Services Contract, and the direct and indirect costs of the services provided (or to be provided) under all other Business

Development Services Contracts executed in the same fiscal year as the Business Development Services Contract in 7.09(a)(i), does not exceed $200,000;
     (b) any Business Development Services Contract that does not meet the requirements of Section 7.09(a) shall be subject to prior approval by either 2/3 of the Board (if a Significant Matter) or all of the Members (if a Member Matter).
     7.10 Deadlock Matters.
     (a) Declaration. If the Board fails to approve a Significant Matter at any two (2) consecutive Board meetings at which a quorum is present (“Deadlock Matter”), the Member whose Nominee Managers voted in favor of the Deadlock Matter may describe in writing, in reasonable detail, the Deadlock Matter (“Deadlock Notice”) within five (5) days after the second meeting and deliver the Deadlock Notice to the Board.
     (b) CEOs. The Board shall deliver any Deadlock Notice received pursuant to Section 7.10(a) to the chief executive officer of the Parent of each Member, or the Member if it has no Parent, and the chief executive officers shall have thirty (30) days to meet and seek to resolve the Deadlock Matter.
     (c) Mediation. If the Deadlock Matter is not resolved by the chief executive officers of each Member within thirty (30) days of the Deadlock Matter being referred to them by the Board, the Deadlock Matter shall be referred to mediation by the Board. Unless the Members have agreed on a mediator within five (5) days of the end of the period in which the chief executive officers were to resolve the Deadlock Matter, the mediator will be appointed in accordance with the Arbitration Rules and Mediation Procedures of the American Arbitration Association (“AAA”). The mediation will be carried out in accordance with the Arbitration Rules and Mediation Procedures of the AAA, unless the Members agree otherwise in writing.
     (d) Arbitration. If the Deadlock Matter is not resolved by mediation within sixty (60) days of the Deadlock Matter being referred to a mediator (“Mediation Period”), the Deadlock Matter will be referred to binding arbitration in accordance with the Commercial Arbitration Rules of the AAA (“Rules”), as modified by the following procedure:
     (i) the Members shall mutually agree upon an arbitrator within fourteen (14) days of the date on which the Mediation Period expires without the Deadlock Matter being resolved and, in the absence of such agreement, such arbitrator shall be appointed by the AAA in accordance with the listing, striking and ranking procedure in the Rules;
     (ii) the place of arbitration shall be Jackson, Mississippi, or such other location as mutually agreed by the Members in writing;

     (iii) the arbitrator shall be empowered to resolve the Deadlock Matter by selecting either of the positions set forth by the Members, provided that the arbitrator is not empowered to amend the provisions of ARTICLES IV or VII of this Agreement or otherwise amend this Agreement where such amendment would, in any way whatsoever, change or be likely to change the effect of the provisions set forth in ARTICLE VII of this Agreement, any other fundamental governance provisions of this Agreement specified by the Members in writing, or require a Member to make a Capital Contribution to which it has not given its prior consent;
     (iv) any arbitration proceedings or decision rendered hereunder and the validity, effect and interpretation of this Section 7.10(d) shall be governed by the Federal Arbitration Act, 9 U.S.C. § 1 et seq.; and
     (v) the decision of the arbitrator shall be final and binding on the parties and shall be the sole and exclusive remedy between the parties regarding the Deadlock Matter presented to the arbitrator.
VIII. BOOKS AND RECORDS
     8.01 Books and Records.
      The Company (and the Officers on behalf of the Company) shall maintain, or cause to be maintained, at the expense of the Company, in a manner customary and consistent with good accounting principles, practices and procedures and, for so long as the Company (or its Subsidiary) is subject to the jurisdiction of FERC, otherwise in accordance with the FERC Uniform System of Accounts (as may be amended from time to time), a comprehensive system of office records, books and accounts for the Company and each of Subsidiary (which records, books and accounts shall be and remain the property of the Company) in which shall be entered fully and accurately each and every financial transaction with respect to the operations of the Company and its Subsidiaries. Bills, receipts and vouchers must be maintained on file by the Company. The Company shall maintain said books and accounts in a safe manner and separate from any records not having to do directly with the Company or any Company Property. The Company shall, at the Company’s expense, cause audits to be performed and audited statements and income tax returns to be prepared as required by Section 8.03. Such books and records of account shall be prepared and maintained by the Company at the principal place of business of the Company or such other place or places as may from time to time be determined by the Board. Each Member and each Member’s representatives, agents and designees shall at all reasonable times have access to, and have the right, at such Member’s expense, to inspect and copy and conduct an audit of all books and records of the Company and its Subsidiaries (including all documents, correspondence, etc.), at the location where books and records are normally kept. A reasonable charge for copying books and records may be charged by the Company. Upon request of any Member, the Company shall promptly provide such Member with a list of the locations at which any of the books and records of account, other business records, documents, correspondence, etc. of the Company and its Subsidiaries are maintained, along with a detailed list of the books and records maintained at each such location. The Officers of the Company shall be charged with the responsibility of carrying out the provisions of this Section 8.01 and the other provisions of this ARTICLE VIII.
     8.02 Accounting and Fiscal Year. The financial statements of the Company and its Subsidiaries will be prepared in accordance with GAAP and the Company and its Subsidiaries shall report their operations for tax purposes on the accrual method. The fiscal year of the Company shall end on December 31 of each year.
     8.03 Reports. The Company shall prepare or cause to be prepared at the expense of the Company and furnish to each of the Members:
     (a) no later than the third Business Day following the end of each calendar month, for the prior month, and the year-to-date period ended in that month, an unaudited balance sheet of the Company (and its Subsidiaries) dated as of the end of the prior month of the Company, an unaudited statement of income and expense, an unaudited statement of cash flow of the Company and its Subsidiaries (each consolidated, if appropriate), and an unaudited statement of changes in Members’ capital also dated as of the prior month, and all of which shall be prepared in accordance with GAAP consistently applied (except as otherwise noted therein);
     (b) no later than the fifth Business Day following the end of each calendar month, for the prior calendar month, explanations of material budget variances;
     (c) no later than the tenth Business Day following the end of each month for the prior calendar month of the Company, an update of the unaudited financial statements delivered pursuant to Section 8.03(a) incorporating any comments received from any Member and which shall include a certification by the appropriate Officer that such financial statements have been prepared in accordance with GAAP, consistently applied (except as otherwise noted therein) and that such financial statements present fairly in all material respects the financial condition, results of operations and cash flows of the Company (and its Subsidiaries) as of the end of and for such month of the Company; and
     (d) no later than January 31 of each year (or the first Business Day thereafter) for the prior fiscal year of the Company, the audited financial statements referred to in Section 8.03(a), certified by the Company Accountant.
     (e) Notwithstanding the above provisions of this Section 8.03, the Company, shall advise the Members of any financial accounting and reporting issues that arise at any time and relate to a previously reported quarterly or annual period that the Company determines to be significant but, at a minimum, issues that would exceed a $5 million impact to the Company’s net income and which affect previously reported net income of the Company, that require adjustment to the Company’s financial statements.
     (f) The Company shall deliver to each Member, copies of all financial statements and reports delivered to any lender by the Company or its Subsidiaries and any notices received from any lender to the Company or its Subsidiaries. In addition, the Company shall prepare at the expense of the Company and furnish to each Member such additional financial reports and provide such additional information as any Member may reasonably request.
     (g) Notwithstanding the above provisions of this Section 8.03, if any Member in its reasonable discretion determines that its own reporting and disclosure requirements (or those of any of its Affiliates) and/or applicable law or regulations (including the rules of any recognized stock exchange on which its stock, or the stock of its Parent is listed) require that additional financial reports, procedures, reviews or internal controls be prepared, conducted or completed or that any additional information be obtained in respect of the Company or its assets, liabilities or operations (including without limitation compliance with the Sarbanes-Oxley Act of 2002 or similar laws, rules or regulations of any applicable jurisdiction), then the other Members will use commercially reasonable efforts to cooperate with such Member to cause the Company and/or the Company Accountant to prepare such additional reports, conduct such procedures, cooperate in such reviews, implement such controls or provide such information (including access to personnel, systems and books and records); provided, however, the cost to the Company in connection therewith shall be the sole responsibility of the Member which requires the additional reports, procedures, reviews, controls or information without any reimbursement or credit to its Capital Account.
     8.04 Tax Returns and Reports. No later than ninety (90) days prior to the extended due dates thereof of each year for the prior tax year, the Company shall prepare (or cause to be prepared by the Tax Partner or an independent accounting firm approved by the Board, which firm may or may not be the same as the Company Accountant), at Company expense, and submit in draft form to the Tax representative of each Member for its review and approval, the federal, state and local income tax returns required by applicable law to be filed by the Company. After all agreed corrections have been made, but no later than August 15th of each year, the Company shall provide the final tax returns to the Board and shall thereafter file such tax returns on behalf of the Company promptly after receiving the approval of the Board. In addition, the Company shall prepare or furnish to the Members the following information relating to tax matters on or before the dates indicated below:
     (a) no later than June 30th of each year (or the first Business Day thereafter), a tax statement of the Company’s taxable income covering the prior taxable year, a state allocation schedule of the Company’s taxable income, a state apportionment factors schedule, and all other information as will enable each Member to timely prepare its own federal, state and local income tax returns;
     (b) no later than May 1st of each year (or the first Business Day thereafter), a report of estimated taxable income for the first three month period ending June 30 and projected for the December 31 year end; and

     (c) no later than August 1st of each year (or the first Business Day thereafter), a report of estimated taxable income for the nine month period ending September 30 and projected for the December 31 year end, and a list of states in which the Company is doing business.
     (d) no later than November 1st of each year (or the first Business Day thereafter), a report of estimated taxable income for the first nine month period ending September 30 and projected for the December 31 year end; and a list of states in which the Company is doing business.
     (e) no later than January 31st of each year (or the first Business Day thereafter) for the twelve month period ending December 31 of the previous year: a report of estimated taxable income; an estimate of payroll by state; an estimate of revenue by state (or legal entity); and an estimate of the tangible property owned on December 31 by state.
     8.05 State and Local Tax.
     (a) Notwithstanding Section 8.04 (or Appendix B (Tax Provisions)) the Company shall prepare or cause to be prepared (through the ESI Services Agreement or by a nationally recognized accounting firm) and pay or cause to be paid, at the Company’s expense, all applicable sales, use, gross receipts, excise, ad valorem, and property tax returns and any similar taxes required by applicable law to be filed or paid by the Company and/or Subsidiary of the Company, (including any state or local income, franchise or other such taxes imposed directly on the Company or its Subsidiaries). The Company shall have responsibility for all matters for such taxes, including audit defense, extension of statute of limitations, and settlement of any dispute with any state or local taxing authority.
     (b) Any state and local tax liabilities, including associated penalties, interest and costs to defend, of the Company or its Subsidiaries relating to periods prior to the Effective Date shall be treated as liabilities of the Company and shall be treated in the same manner as specified in this Section 8.05.
     8.06 Accounting Policies and Company Accountant. All decisions as to accounting principles and tax reporting will be made by the Board (provided, any Member having the right to appoint Managers may make proposals with regard thereto), in each case, subject to the other provisions of this Agreement. The Company shall retain as the regular accountant and auditor of the Company and its Subsidiaries (the “Company Accountant”) a nationally-recognized accounting firm designated by the Board. The fees and expenses of the Company Accountant will be a Company expense. The initial Company Accountant will be Deloitte & Touche LLP and thereafter shall be determined by the Board; provided, that, the Board shall be reasonably satisfied that there is no conflict between the Company Accountant and any of the Members.
     8.07 The Budget and Business Plan. The Officers shall prepare and submit to the Board in draft form, for its approval, a proposed annual operating budget (as approved by the Board, the “Annual Budget”) and a proposed rolling five (5) year strategic business and operating plan (as approved by the Board, the “Business Plan”), in each case, for the Company and each of its Subsidiaries for each fiscal year of the Company (consolidated, if appropriate). The Company shall ensure that each Officer involved in the preparation, revision or update of the Annual Budget and Business Plan agrees in writing, prior to his or her receipt of any confidential information of the Company, is subject to confidentiality obligations which are at least as protective of the Company as the confidentiality provisions set forth in this Agreement. Attached as Exhibit B is the initial Annual Budget and Business Plan (and deemed approved by the Board). No later than September 30 (or the first Business Day thereafter) of each year, the proposed Annual Budget and an updated proposed Business Plan for the subsequent fiscal year of the Company shall be prepared by the Officers and delivered to the Board for approval. The Annual Budget will need to be monthly and the Business Plan for subsequent four (4) years can be annual amounts. These plans will need to be updated on a monthly basis and submitted by the eighth (8th) Business Day of the month.
IX. TRANSFER OF INTERESTS
     9.01 No Transfer.
     (a) Except as expressly permitted by this Agreement, no Member may sell, assign, give, hypothecate, pledge, encumber or otherwise transfer (“Transfer”) all or any portion of its Interest, whether directly or indirectly, unless:
     (i) agreed by all the Members in writing; or
     (ii) the Transfer is made to a wholly-owned Subsidiary of a Member’s Parent in accordance with Section 9.02, each a “Permitted Transfer” and each transferee of a Permitted Transfer a “Permitted Transferee”.
     (b) To the fullest extent permitted by law, any Transfer in contravention of this ARTICLE IX shall be null and void. No Member, without the prior written consent of the Board, shall resign, retire or withdraw from the Company except (i) as a result of such Member’s involuntary dissolution or final adjudication as a bankrupt or (ii) in connection with any Transfer permitted under Section 9.01(a) or 9.06(f). Except as expressly provided or contemplated in this Agreement and notwithstanding any provision of the Delaware Act to the contrary, no Member may be removed or expelled from the Company.
     9.02 Transfer to Member Group Members.
     (a) A Member may, from time to time and in their sole discretion, without the consent of any other Member, sell or assign its Interest in whole or in part to a transferee that is a wholly-owned Subsidiary of that Member’s Parent (a “Group Member

Transferee”), provided that the approval of any Governmental Entity is not required to effect the Transfer and the transfer does not cause a termination of the Company’s federal income tax return under IRC §708.
     (b) Each Member and its Group Member Transferees shall be treated as one Member for all purposes of this Agreement. The provisions of this Section 9.02 will not apply to or be deemed to authorize or permit any collateral transfer of, or grant of a Security Interest in, a Member’s Interest in the Company, or in any Company Property (which transfer or grant shall be subject to the other provisions of this Agreement).
     (c) A Group Member Transferee that becomes a Member under this Section 9.02 must transfer all its Interest to another wholly-owned Subsidiary of the transferor’s Parent or the transferor’s Parent, immediately before that Member ceases to be a wholly-owned Subsidiary of the transferor’s Parent.
     (d) Nothing in this ARTICLE IX shall prohibit or otherwise restrict any Affiliate of a Member that holds an indirect equity interest in such Member from pledging or hypothecating any assets or equity interest in any Person owning a direct or indirect interest in such Member (other than the direct equity interests in the Company or in such Member) in connection with any bona fide secured financing transaction with a third party lender, it being understood that nothing in this Section 9.02(d) shall permit or grant a Security Interest in any Interests directly or of the equity interests in any Member directly.
     9.03 Transferees.
     (a) Subject to Section 9.05, no Transfer of all or any part of any Interest shall be made (i) except in compliance with all Securities Laws or (ii) if such Transfer would violate any loan commitment or any agreement or any mortgage, deed of trust or other security instrument encumbering all or any portion of the Business or assets of the Company or its Subsidiaries. Further, no transferee of all or any portion of any Interest shall be admitted as a substitute Member unless (1) such Interest is transferred in compliance with the applicable provisions of this Agreement, (2) if applicable, such Permitted Transferee shall have furnished evidence of satisfaction of the requirements of Sections 9.02 and 9.04 reasonably satisfactory to the remaining Members, and (3) such Permitted Transferee shall have executed and delivered to the Company the documentation described in Section 9.04(b). At the request of the Board or of the remaining Members, each such Permitted Transferee shall also cause to be delivered to the Company, at the Permitted Transferee’s sole cost and expense, a favorable opinion of legal counsel reasonably acceptable to the Company, to the effect that (1) such Permitted Transferee has the legal right, power and capacity to own the Interest proposed to be transferred, (2) such Transfer does not violate any provision of any loan commitment or agreement or any mortgage, deed of trust or other security instrument encumbering all or any portion of the Company Property, (3) such Permitted Transfer will not cause the termination of the Company for purposes of Section 708 of the Code or that such termination will not materially adversely affect the Company or any Member, and (4)

such Permitted Transfer does not violate any Securities Laws and will not cause the Company to become subject to the Investment Company Act of 1940, as amended. As promptly as practicable after the admission of any Person as a Member, the books and records of the Company shall be changed to reflect such admission. All reasonable costs and expenses incurred by the Company in connection with any Permitted Transfer of any Interest and, if applicable, the admission of any Permitted Transferee as a Member shall be paid by such Permitted Transferee.
     (b) Any Permitted Transfer shall not relieve the transferor of any of its obligations prior to such Permitted Transfer.
     (c) If any Member acquires all of the Interest of any other Member pursuant to this ARTICLE IX, the purchasing Member shall (i) obtain the release of the selling Member’s obligations under any guaranty provided to a financial institution in connection with any indebtedness incurred by the Company or a Subsidiary or any guaranty, surety or indemnity provided to any other Person with respect to the Company or the Business, or (ii) assume the selling Member’s obligations under any guaranty, surety or indemnity referred to in clause (i) and indemnify the selling Member from and against any and all losses, costs, damages, liabilities or expenses which it may incur by reason of, or in connection with, such guaranty, surety or indemnity.
     9.04 Admission of Additional Members.
     (a) No person may be admitted as an additional Member of the Company (in contrast with admission as a substitute Member in connection with a Permitted Transfer) without the consent of all of the Members.
     (b) Any additional or substitute Member admitted to the Company shall execute and deliver documentation in a form satisfactory to the Board accepting and agreeing to be bound by this Agreement and such other documentation as the Board shall reasonably require in order to effect such Person’s admission as an additional or substitute Member. The admission of any Person as an additional or substitute Member shall become effective on the date upon which the name of such Person is recorded on the books and records of the Company following the consent of the Board to such admission.
     9.05 Change in Control. Nothing in this Agreement shall prevent or give any Member any consent rights with respect to an indirect Transfer resulting from a transaction whereby a Person, who did not previously do so, acquires control of a Member, if that Member is the ultimate Parent entity of a group, or a Member’s Parent, due to a merger, business combination or similar transaction (whether or not such Member or Member’s Parent is the surviving entity in such a transaction). For the purposes of this Section 9.05, “control” means the possession, direct or indirect, of the power to direct or cause the direction of the management and policies of a Person, whether through the ownership of voting securities or other interests, by contract or otherwise.

     9.06 Put Rights upon an Exercise Event.
     (a) Definition of “Exercise Event”. An “Exercise Event” occurs when:
     (i) a Trigger Event has occurred and the Board does not, within thirty (30) days after the Trigger Event (“Grace Period”): (1) pass a unanimous resolution of all the Managers overriding the automatic termination provisions set forth in each remaining Amended and Restated Operating Agreement and (2) notify Enexus in writing of such decision (“Override Notice”); or
     (ii) a party gives notice of the termination (for any reason whatsoever including expiration of a license, failure to renew a license or termination with or without cause) of all Amended and Restated Operating Agreements, in accordance with their express terms, at the same time.
     For avoidance of doubt, a decision of the Board whether to issue an Override Notice is not a Significant Matter.
     (b) Recurring Grace Period. To avoid doubt, until an Exercise Event occurs, each time a Trigger Event occurs, a new Grace Period shall commence during which the Board may determine whether to issue an Override Notice.
     (c) Put Rights. Upon the occurrence of an Exercise Event, ETR (or its Permitted Transferee) shall have:
     (i) the right to direct the Company in writing to sell to Enexus (or its Permitted Transferee) and Enexus (or its Permitted Transferee) shall have an obligation to buy, all (but not less than all) of the Interest in each of the Company’s Third Party Business Subsidiaries at the First Exercise Price (the “Third Party Business Put Right”); or
     (ii) the right to sell, and Enexus (or its Permitted Transferee) shall have an obligation to buy, all (but not less than all) of ETR’s (or its Permitted Transferee’s) Interest in the Company at the Second Exercise Price (the “JV Put Right”),
     in accordance with the provisions of this Section 9.06.
     (d) Exercise Price. The First Exercise Price or the Second Exercise Price (as the case may be) shall be calculated in accordance with Section 9.06(e) and in accordance with the valuation procedures set forth in Exhibit C. The First Exercise Price or the Second Exercise Price (as the case may be) shall be payable by Enexus by wire transfer in immediately available funds and shall not be subject to financing.
     (e) Determination of Exercise Price. At any time within ninety (90) days of the date of the occurrence of the Exercise Event, ETR (or its Permitted Transferee) may

notify the Company and Enexus (or its Permitted Transferee) in writing setting out the Exercise Event and stating that it requires that the First Exercise Price or the Second Exercise Price (as the case may be) be determined (“Appraisal Notice”), the Members agreeing that either Exercise Price is a price reflecting fair market value. Upon issue of the Appraisal Notice:
     (i) the Members must promptly meet and seek to agree on the First Exercise Price or the Second Exercise Price (as the case may be); and
     (ii) if, within thirty (30) days of the date on which the Appraisal Notice is issued the Members have not agreed on the relevant exercise price (“Discussion Period”), the Members must appoint an independent third party financial advisor (“Expert”) to determine the First Exercise Price or the Second Exercise Price (as the case may be) according to Exhibit C. If the Members cannot agree on the identity of the Expert within fourteen (14) days of the expiry of the Discussion Period, the Chairman shall select an internationally recognized accounting firm that has not provided auditing services to any Member or the JV Group within the last twelve (12) months and is not engaged or reasonably likely to be engaged to provide auditing services to any Member or the JV Group in the next three (3) months, to be the Expert. The Expert shall be instructed to:
     (iii) accept submissions from each Member made within fourteen (14) days of the date of the appointment of the Expert;
     (iv) determine the relevant Exercise Price in accordance with the valuation procedures set forth in Exhibit C; and
     (v) issue to each Member and the Company a certificate specifying the relevant exercise price determined by the Expert as soon as practicable and in any event within thirty (30) days following its appointment.
     The Members agree that the decision of the Expert, as detailed in the certificate provided under Section 9.06(e)(v), is final and binding on each of them in the absence of fraud or manifest error. The Members shall bear the costs of the Expert equally and promptly provide all information and assistance reasonably requested by the Expert.
     (f) Exercise of Put Right. Within sixty (60) days of the date on which the First Exercise Price or the Second Exercise Price (as the case may be) is determined in accordance with Section 9.06(e), ETR (or its Permitted Transferee) (the “Right Holder”) may (but is not required to) exercise the Third Party Business Put Right or the JV Put Right (as the case may be) by giving written notice to that effect to Enexus (or its Permitted Transferee) (the “Purchaser”) and the Company (“Notice of Exercise”). A Notice of Exercise is irrevocable. The sale and purchase must be completed as soon as practicable following the exercise of the Third Party Business Put Right or the JV Put Right and, in any event, within 10 Business Days after the receipt of any required regulatory approvals. The Purchaser shall take whatever steps are necessary or desirable to give effect to the sale and purchase contemplated by the Notice of Exercise, including, among other things, appointing the Right Holder as its attorney to do all things necessary to give effect to the sale and purchase contemplated by the Notice of Exercise.
     (g) Distribution of First Exercise Price. In the event that the Right Holder exercises the Third Party Business Put Right, each Member shall be entitled to receive a distribution equal to the First Exercise Price received by the Company on completion of the sale and purchase contemplated by the Notice of Exercise in proportion to their Percentage Interests as of the date the First Exercise Price is received by the Company. The amount of the First Exercise Price which the Members shall be entitled to (“Distributable First Exercise Price”) will be the balance (if any) following utilization thereof for any costs incurred directly as a result of the sale and purchase and which are the responsibility of the Company (or its Subsidiary), including internal de-mobilization or incremental, unplanned severance costs and any transaction costs. The Distributable First Exercise Price must be distributed to the Members as soon as practicable after the First Exercise Price has been received and the Distributable First Exercise Price determined by the Board, in accordance with Section 7.03. The Members and the Company shall take all steps necessary to distribute the Distributable First Exercise Price as soon as practicable after the First Exercise Price has been received by the Company.
     (h) Closing. At the closing of the sale and purchase, the Right Holder or the Company (as the case may be) must deliver to the Purchaser:
     (i) the documentation described in Section 9.04(b); and
     (ii) if the Third Party Business Put Right is exercised, a written resignation from each manager or director of each Third Party Business Subsidiary; or
     (iii) if the JV Put Right is exercised, a written resignation from each Nominee Manager of the Right Holder.
     (i) Lapse of Put Rights. Only one (but not both) of the JV Put Right and the Third Party Business Put Right may be exercised upon the occurrence of an Exercise Event. Accordingly, if:
     (i) the Right Holder does not exercise the JV Put Right or the Third Party Business Put Right within the time specified in Section 9.06(f), the JV Put Right and the Third Party Business Put Right will lapse and be no longer capable of exercise; or
     (ii) the Right Holder exercises its rights in accordance with Section 9.06(f), the JV Put Right or the Third Party Business Put Right (whichever one is the right that is not exercised by the Right Holder) will lapse and be no longer capable of exercise.

     (j) Member Action. Each Member agrees that if a resolution of the Company is required under applicable law or this Agreement to give effect to (or cause the Company to give effect to) any of the transactions contemplated by this Section 9.06, the Member shall attend any meeting that is convened to consider any such resolution and vote in favor of such resolution.
X. EXCULPATION AND INDEMNIFICATION
     10.01 Exculpation. Neither any Member (and no Officer, Manager, general or limited partner of any member, shareholder, member or other holder of an equity interest of any Member or officer, director, agent or employee of any of the foregoing) nor any of their Affiliates, shall be liable to the Company, any of its Subsidiaries or to any other Member for monetary damages for any losses, claims, damages or liabilities arising from any act or omission performed or omitted by it and arising out of or in connection with this Agreement or the Business, including (to the fullest extent permitted by applicable law) any action or omission constituting a breach of any fiduciary duty; provided, however, such act or omission was (a) within the scope of authority granted to such Person, (b) not attributable in whole or in part to such Member’s or Person’s criminal misconduct, fraud, bad faith, willful or intentional misconduct or gross negligence, (c) was not attributable to a breach of any express provision of this Agreement, and (d) was taken in good faith, and was reasonably believed to be in the best interest of the Company or the applicable Subsidiary. THE FOREGOING EXCULPATION PROVISIONS OF THIS SECTION 10.01 SPECIFICALLY INCLUDE LOSSES, CLAIMS, DAMAGES AND LIABILITIES ARISING FROM ANY ACT OR FAILURE TO ACT WHICH IS ATTRIBUTABLE, IN WHOLE OR IN PART, TO THE ORDINARY NEGLIGENCE OF THE EXCULPATED PERSON. Except as provided in Section 4.01, no Member (and no Manager, general or limited partner of any Member, shareholder, member or other holder of an equity interest in such Member or officer, director, agent or employee of any of the foregoing) or any of their Affiliates shall be personally liable to the Company or any other Member in connection with this Agreement or the Business (including for the performance of any such Member’s obligations thereunder), but the foregoing shall not relieve any partner or member of any Member from its obligations to such Member. The provisions of this Section 10.01 are intended solely for the benefit of, and shall be enforceable by, the respective indemnitees. The liability of the Managers to the Company or any Member shall be governed by the provisions of Sections 7.01 and 7.02.
     10.02 Indemnification.
     (a) The Company and its Subsidiaries shall, to the fullest extent permitted by applicable law, indemnify, defend and hold harmless each Member, each Manager (or alternate) of the Board, the Officers and each general or limited partner of any Member, each shareholder, member or other holder of any equity interest in such Member and any officer, director, agent or employee of any of the foregoing (collectively, the “Indemnitees”), against any losses, claims, damages or liabilities to which such Indemnitee may become subject in connection with any matter arising out of or incidental to any act performed or omitted to be performed by any such Indemnitee in connection with this Agreement or the Business, including any action or omission constituting a breach of any fiduciary duty; provided, however, that such act or omission was (i) within the scope of authority granted to such Indemnitee and not attributable in whole or in part to such Indemnitee’s criminal misconduct, fraud, bad faith, willful or intentional misconduct or gross negligence, (ii) not attributable to a breach of any express provision of this Agreement, and (iii) taken in good faith and reasonably believed to be in the best interest of the Company or the applicable Subsidiary. THE FOREGOING INDEMNIFICATION PROVISIONS OF THIS SECTION 10.02(a) SPECIFICALLY INCLUDE LOSSES, CLAIMS, DAMAGES AND LIABILITIES TO WHICH SUCH INDEMNITEE MAY BECOME SUBJECT AS A RESULT OF ANY ACT OR FAILURE TO ACT BY SUCH INDEMNITEE WHICH IS ATTRIBUTABLE, IN WHOLE OR IN PART, TO THE ORDINARY NEGLIGENCE OF ANY INDEMNITEE OR ANY OF ITS AFFILIATES. If any Indemnitee becomes involved in any capacity in any action, proceeding or investigation in connection with any matter arising out of or in connection with this Agreement or the Business, the Company shall reimburse such Indemnitee for its reasonable legal and other reasonable out-of-pocket expenses (including the cost of any investigation and preparation) as they are incurred in connection therewith, provided that such Indemnitee shall promptly repay to the Company the amount of any such reimbursed expenses paid to it if it shall ultimately be determined that such Indemnitee was not entitled to be indemnified by the Company in connection with such action, proceeding or investigation. If for any reason (other than criminal misconduct, fraud, bad faith, intentional or willful misconduct or gross negligence of such Indemnitee) the foregoing indemnification is unavailable to such Indemnitee, or insufficient to hold it harmless, then the Company shall contribute to the amount paid or payable by such Indemnitee as a result of such loss, claim, damage, liability or expense in such proportion as is appropriate to reflect the relative benefits received by the Company on the one hand and such Indemnitee on the other hand or, if such allocation is not permitted by applicable law, to reflect not only the relative benefits referred to above but also any other relevant equitable considerations. Any indemnity under this Section 10.02 shall be paid solely out of and to the extent of Company assets and shall not be a personal obligation of any Member (or Manager or Officer) and in no event will any Member be required, or permitted without the consent of all of the Members, to contribute additional capital under ARTICLE IV to enable the Company to satisfy any obligation under this Section 10.02.
     (b) The provisions of this Section 10.02 shall survive for a period of four years from the date of dissolution of the Company, provided that, (i) if at the end of such period there are any judicial, arbitration or mediation actions or proceedings or any investigations then pending, any Indemnitee may so notify the Company and the other Members at such time (which notice shall include a brief description of each such action, proceeding or investigation and the liabilities asserted therein) and the provisions of this Section 10.02 shall survive with respect to each such action, proceeding or investigation set forth in such notice (or any related action, proceeding or investigation based upon the same or similar claim) until such date that such action, proceeding or investigation is finally resolved, and (ii) the obligations of the Company under this Section 10.02 shall be satisfied solely out of Company assets.
     (c) Notwithstanding anything to the contrary contained in this Agreement, the obligations of the Company under this Section 10.02 shall (i) be in addition to any liability which the Company may otherwise have and (ii) inure to the benefit of such Indemnitee, its Affiliates and their respective members, partners, shareholders or other beneficial owners and their directors, officers, employees, agents and Affiliates and any successors, assigns, heirs and personal representatives of such Persons.
     (d) Except as may otherwise be specifically provided herein or in any other agreement to the contrary, in no event shall any Manager, general or limited partner of any Member, shareholder, member or other holder of any equity interest in any Member or any officer, director, agent, representative or employee of any of the foregoing be liable for any obligations of any Member.
XI. DISSOLUTION AND TERMINATION
     11.01 Dissolution. The Company shall be dissolved and the Business wound up upon the earliest to occur of any of the following events:
     (a) the sale, condemnation or other disposition of all Company Property and the receipt of all cash consideration therefor;
     (b) subject to Section 11.03, the written determination of the Members to dissolve the Company;
     (c) the filing by the last remaining Member, or consenting by answer or otherwise to the filing against such Member, of a petition for relief or reorganization or arrangement or any other petition in bankruptcy, for liquidation (in connection with a bankruptcy or insolvency proceeding) or to take advantage of any bankruptcy or insolvency law of any jurisdiction; the general assignment by such Member for the benefit of such Member’s creditors, consenting to the appointment of a custodian, receiver, trustee or other officer with similar powers of a general partner or of any material part of such Member’s property;
     (d) the appointment by a court or governmental authority of competent jurisdiction, without consent by the last remaining Member, of a custodian, receiver, trustee or other officer with similar powers with respect to such Member, or if any order for relief shall be entered in bankruptcy or insolvency law of any jurisdiction, or ordering the dissolution, winding up or liquidation (in connection with a bankruptcy or insolvency proceeding) of such Member, or if any petition for such relief shall be filed against such Member, and such petition or order shall not be dismissed within ninety (90) calendar days;

     (e) the termination of the legal existence of the last remaining Member of the Company or the occurrence of any other event which terminates the continued membership of the last remaining Member of the Company in the Company unless the Company is continued without dissolution in a manner permitted by this Agreement or the Delaware Act; or
     (f) the entry of a decree of judicial dissolution under Section 18-802 of the Delaware Act.
Without limitation on, but subject to, the other provisions in this Agreement, neither the assignment of all or any part of a Member’s Interest permitted hereunder, nor the death, insanity, bankruptcy, insolvency, retirement, resignation or dissolution of a Member will by itself cause the dissolution of the Company. Except as otherwise specifically provided in this Agreement, each Member agrees that, without the consent of the other Members, no Member may, to the fullest extent permitted by law, withdraw from or cause a voluntary dissolution of the Company or any of its Subsidiaries. If any Member withdraws from or causes a voluntary dissolution of the Company or any of its Subsidiaries in contravention of this Agreement, such withdrawal or the causing of a voluntary dissolution shall not affect such Member’s liability for obligations of the Company or any of its Subsidiaries.
     11.02 Termination. In all cases of dissolution of the Company, the Business shall be wound up and the Company terminated as promptly as practicable thereafter, and each of the following shall be accomplished:
     (a) The Liquidating Member, in conjunction with the Company Accountant, shall cause to be prepared a statement setting forth the assets and liabilities of the Company and all of its Subsidiaries as of the date of dissolution, a copy of which statement shall be furnished to all of the Members within thirty (30) days of such date of dissolution or sooner if reasonably practical.
     (b) The Company Property shall be liquidated by the Liquidating Member as promptly as possible, but in an orderly and businesslike and commercially reasonable manner and subject to a liquidating plan approved by the Board. The Liquidating Member may distribute Company Property in kind, only with the consent of the Board.
     (c) The proceeds of sale and all other assets of the Company shall be applied and distributed as follows and in the following order of priority:
     (i) To the satisfaction (whether by payment or the making of reasonable provision for payment thereof) of (A) the debts and liabilities of the Company and all its Subsidiaries, including debts and liabilities to third parties, and debts and liabilities to any Member so long as such debts and liabilities were advanced or incurred in accordance with the express terms and provisions of this Agreement, (B) the expenses of liquidation, and (C) to the setting up of any reserves which the Liquidating Member and the Board shall determine to be reasonably necessary for contingent, conditional or unmatured liabilities or obligations of the Company or any of its Subsidiaries arising out of or in connection with the Company or any of its Subsidiaries. Such reserves may, in the discretion of the Liquidating Member, be paid over to a national bank or national title company selected by it and authorized to conduct business as an escrow agent to be held by such bank or title company as escrow agent for the purposes of disbursing such reserves to satisfy the liabilities and obligations described above, and at the expiration of such period as the Liquidating Member may reasonably deem advisable, distributing any remaining balance as provided in Section 11.02(c)(ii); provided, however, that, to the extent that it shall have been necessary, by reason of applicable law or regulation, to create any reserves prior to any and all distributions which would otherwise have been made under this Section 11.02(c)(i) and, by reason thereof, a distribution under this Section 11.02(c)(i) has not been made, then any balance remaining shall first be distributed pursuant to this Section 11.02(c)(i).
     (ii) The balance, if any, to the Members in accordance with Section 6.03.
     11.03 Member’s Operations. If the Company is dissolved in accordance with Section 11.01(b), and, at the time of the Members’ determination to dissolve the Company ETR (or its Permitted Transferee) and/or Enexus (or its Permitted Transferee) is a Member of the Company, the Members agree prior to making such determination, to cooperate and negotiate in good faith such other arrangements as may be necessary to ensure that the operation by ETR and/or Enexus (or their respective Subsidiaries) of nuclear power plant facilities owned by them (or their respective Subsidiaries) is not materially adversely affected by the dissolution and termination of the Company.
     11.04 Liquidating Member. The Liquidating Member is hereby irrevocably appointed as the true and lawful attorney in the name, place and stead of each of the Members, such appointment being coupled with an interest, to make, execute, sign, acknowledge and file with respect to the Company and all of its Subsidiaries all papers which shall be necessary or desirable to effect the dissolution and termination of the Company and each of its Subsidiaries in accordance with the provisions of this ARTICLE XI. Notwithstanding the foregoing, each Member, upon the request of the Liquidating Member or the Board, shall promptly execute, acknowledge and deliver all such documents, certificates and other instruments as the Liquidating Member or the Board shall reasonably request to effectuate the proper dissolution and termination of the Company, including the winding up of the business of the Company and each of its Subsidiaries.
XII. MISCELLANEOUS
     12.01 Covenants, Representations and Warranties of the Members.

     Each Member represents and warrants to each other Member as follows:
     (a) It has the power and authority to execute, deliver and perform this Agreement, that this Agreement has been duly authorized by all necessary corporate action on the part of such Member, that this Agreement constitutes a legal, valid and binding obligation of each such Member and that the execution, delivery and performance of this Agreement by such Member does not contravene or conflict with any provision of law or of its charter or bylaws or any material agreement, instrument or order binding on such Member.
     (b) Each Member is acquiring its Interest in the Company for investment, solely for its own account, with the intention of holding such Interest for investment and not with a view to, or for resale in connection with, any distribution or public offering or resale of any portion of such Interest within the meaning of the Securities Act of 1933 (the “Securities Act”) or any other applicable federal or state securities law, rule or regulation (“Securities Law”).
     (c) Each Member acknowledges that it is aware that its Interest in the Company has not been registered under the Securities Act or under any other Securities Law in reliance upon exemptions contained therein. Each Member understands and acknowledges that its representations and warranties contained herein are being relied upon by the Company, the other Members and the constituent owners of such other Members as the basis for exemption of the issuance of Interest in the Company from registration requirements of the Securities Act and other Securities Laws. Each Member acknowledges that the Company will not and has no obligation to register any Interest in the Company under the Securities Act or other Securities Laws.
     12.02 Further Assurances. Each Member agrees to execute, acknowledge, deliver, file, record and publish such further instruments and documents, and do all such other acts and things as may be required by law, or as may be required to carry out the intent and purposes of this Agreement; provided the same does not subject any Member to additional liability and the same is consistent with and does not vary the terms and conditions of this Agreement without the consent of the affected Member.
     12.03 Notices. All notices, requests, claims, demands and other communications under this Agreement shall be in writing and shall be given or made (and shall be deemed to have been duly given or made upon receipt unless the day of receipt is not a Business Day, in which case it shall be deemed to have been duly given or made on the next Business Day) by delivery in person, by overnight courier service, by facsimile with receipt confirmed (followed by delivery of an original via overnight courier service) or by registered or certified mail (postage prepaid, return receipt requested) to the respective Parties at the following addresses (or at such other address for a Party as shall be specified in a notice given in accordance with this Section 12.03):

If to ETR, to:
Attn:
Facsimile No.:

With a copy to:
Attn:
Facsimile No.:

If to Enexus, to:
Attn:
Facsimile No.:

With a copy to:
Attn:
Facsimile No.:

If to the Company, to:
Attn:
Facsimile No.:

With a copy to:
Attn:
Facsimile No.:
Any Member may designate another addressee (and/or change its address) for Notices hereunder by a Notice given pursuant to this Section 12.03. A Notice sent in compliance with the provisions of this Section 12.03 shall be deemed given on the date of receipt except if delivery is refused, such Notice shall be deemed given on the date delivery is first attempted, and except that, if delivery is not made on a Business Day during business hours (at the place of receipt), such Notice shall be deemed given on the next Business Day.
     12.04 Governing Law. This Agreement shall be governed by and construed in accordance with the Laws of the State of Delaware, without giving effect to any conflict or choice of law provision that would result in the imposition of another jurisdiction’s Law.
     12.05 Attorney Fees. If the Company or any Member obtains a judgment against any Member by reason of the breach of this Agreement or the failure to comply with the terms hereof, it is the intent of the parties that reasonable attorneys’ fees and costs as fixed by the court shall be included in such judgment. Specifically, however, reasonable attorneys’ fees shall mean actual attorneys’ fees incurred, as opposed to statutory attorneys’ fees determined or calculated as a percentage of the amount owed.

     12.06 Titles and Headings. Titles and headings to Sections and Articles are inserted for the convenience of reference only and are not intended to be a part of or to affect the meaning or interpretation of this Agreement.
     12.07 Exhibits and Schedules. The Exhibits and Schedules attached hereto are incorporated herein by reference and shall be construed with and as an integral part of this Agreement to the same extent as if the same had been set forth verbatim herein.
     12.08 Successors and Assigns. This Agreement shall be binding upon the parties hereto and their respective executors, administrators, legal representatives, heirs, successors and permitted assigns, and shall inure to the benefit of the parties hereto and, except as otherwise provided herein, their respective executors, administrators, legal representatives, heirs, successors and assigns. This Agreement may not be assigned by the parties hereto, except in connection with a Transfer of a Member’s Interest in accordance with the provisions of ARTICLE IX hereof.
     12.09 Extension Not a Waiver. No delay or omission in the exercise of any power, remedy or right herein provided or otherwise available to a Member or the Company shall impair or affect the right of such Member or the Company thereafter to exercise the same. Any extension of time or other indulgence granted to a Member hereunder shall not otherwise alter or affect any power, remedy or right of any other Member or of the Company, or the obligations of the Member to whom such extension or indulgence is granted.
     12.10 Creditors Not Benefited. Notwithstanding any other provision of this Agreement to the contrary, nothing contained in this Agreement will, or is intended or will be deemed to, benefit any creditor of the Company, of any of its Subsidiaries or of any Member, and no creditor of the Company, of any of its Subsidiaries or of any Member will have any rights, interests or claims hereunder, be entitled to any benefits hereunder or be entitled to require the Company, the Board, any of its Subsidiaries or any Members to solicit or accept, or the Members to make, any loan, advance or additional capital contribution to or for the benefit of the Company or any of its Subsidiaries or to enforce any right which the Company, any of its Subsidiaries or any Member may have against any other Member, or which any Member may have against the Company or any of its Subsidiaries, under this Agreement or otherwise.
     12.11 Recalculation of Interest. If any applicable law is ever judicially interpreted so as to deem any distribution, contribution, payment or other amount received by any Member or the Company under this Agreement as interest and so as to render any such amount in excess of the maximum rate or amount of interest permitted by applicable law, then it is the express intent of the Members and the Company that all amounts in excess of the highest lawful rate or amount theretofore collected be credited against any other distributions, contributions, payments or other amounts to be paid by the recipient of the excess amount or refunded to the appropriate Person, and the provisions of this Agreement immediately be deemed reformed, without the necessity of the execution of any new document, so as to comply with the applicable law, but so as to permit the payment of the fullest amount otherwise required hereunder. All sums paid or agreed to be paid that are judicially determined to be interest shall, to the extent permitted by applicable law, be amortized, prorated, allocated and spread throughout the term of such obligation so that the rate or amount of interest on account of such obligation does not exceed the maximum rate or amount of interest permitted under applicable law.
     12.12 Severability. In the event any one or more of the provisions contained in this Agreement should be held invalid, illegal or unenforceable in any respect, the validity, legality and enforceability of the remaining provisions contained herein shall not in any way be affected or impaired thereby; provided, however, that the limitation of liability and exculpation provisions of this Agreement are an integral part hereof.
     12.13 Complete Agreement. This Agreement, including the Exhibits and Appendices shall constitute the entire agreement between the Parties with respect to the subject matter hereof and shall supersede all previous negotiations, commitments and writings with respect to such subject matter. In the event of any conflict between the terms and conditions of the body of this Agreement and the terms and conditions of any Appendix, the terms and conditions of such Appendix shall control.
     12.14 Amendments and Consents. This Agreement may be amended, and any provision hereof may be waived, by written instrument executed by all of the Members.
     12.15 Confidentiality.
     (a) The identity of any person with whom the Company may be holding discussions with respect to any investment, acquisition, disposition or other material transaction, and all other business, financial or other information relating directly to the conduct of the Business and affairs of the Company or the relative or absolute rights or interests of any of the Members the disclosure of which could reasonably be expected to have a material adverse effect on the Company, any of its Subsidiaries, the Members or their respective members or shareholders (collectively, the “Confidential Information”) that has not been publicly disclosed pursuant to authorization by the Board (or is not, at the relevant time, in the public domain by or pursuant to disclosures which are themselves a violation of the provisions of this Section 12.15) is confidential and proprietary information of the Company, the disclosure of which would cause irreparable harm to the Company and the Members. Accordingly, except as permitted in this Section 12.15, each Member agrees that it will not and will direct its partners, members, shareholders, partners, managers, directors, officers, agents, advisors and Affiliates not to, disclose to any Person any Confidential Information or confirm any statement made by third Persons regarding Confidential Information until the Company has publicly disclosed the Confidential Information pursuant to authorization by the Board and has notified each Member that it has done so, or such information is otherwise then in the public domain (by means of or through disclosures which themselves are not a violation of this Section 12.15); provided, however, that any Member (or its Affiliates) may disclose such Confidential Information (i) if required by law, the requirement of any Governmental Entity having jurisdiction over the Business of the Company or its

Subsidiaries, or rule of any stock exchange (it being specifically understood and agreed that anything set forth in a registration statement or any other document filed pursuant to law will be deemed required by law and provided that before making any disclosure of confidential information required by law, the requirement of any Governmental Entity or rule of any stock exchange, the disclosing Member will, to the extent practicable, notify the other Members and provide them with a copy of the proposed disclosure and an opportunity to comment thereon before the disclosure is made), (ii) in connection with any proposed or actual Transfer of Interest or sale of any Company Property permitted hereunder; provided, that the transferee or acquirer is bound by confidentiality provisions that are no less restrictive than this Section 12.15, (iii) in connection with any proposed or actual Transfer of any interest of the direct or indirect beneficial owners of any Members permitted hereunder; provided, that the transferee or acquirer is bound by confidentiality provisions that are no less restrictive than this Section 12.15, (iv) to the extent reasonably necessary in connection with any other transaction authorized pursuant to the terms of this Agreement; provided, that the counterparty to such transaction is bound by confidentiality provisions that are no less restrictive than this Section 12.15, (v) to its managers, directors, officers and employees, including the directors, officers and employees of any partner, member, shareholder or other beneficial owner of any Member and who is informed of the obligations under this Section 12.15, (vi) to its accountants, attorneys or other advisors who have a need to know such Confidential Information in connection with the Member’s ownership of its Interest and who is informed of the obligations under this Section 12.15, (vii) in connection with required or routine reporting to its potential or current investors, members, partners and lenders or other financial or capital sources, (viii) in connection with any proposed merger, sale of assets, business combination, financing, or other similar transaction in which any Member or any of its Affiliates may become a party; provided, that the counterparties to such transaction or potential transaction are bound by confidentiality provisions that are no less restrictive than this Section 12.15, or (ix) reasonably necessary for it (or its Affiliates) to perform any of its (or any of its Affiliate’s) duties or obligations hereunder, the Separation Agreement or any agreement contemplated by this Agreement or the Separation Agreement.
     (b) Subject to the provisions of Section 12.15(a), each Member agrees not to disclose any Confidential Information to any Person (other than a Person agreeing to maintain all Confidential Information in strict confidence or a judge, magistrate or referee in any action, suit or proceeding relating to or arising out of this Agreement or otherwise), and to keep confidential all documents (including responses to discovery requests) containing any Confidential Information. Each Member hereby consents in advance to any motion for any protective order brought by any other Member represented as being intended by the movant to implement the purposes of this Section 12.15, provided that, if a Member receives a request to disclose any Confidential Information under the terms of a valid and effective order issued by a court or governmental agency and the order was not sought by or on behalf of or consented to by such Member, then such Member may disclose the Confidential Information to the extent required if the Member as promptly as practicable (i) notifies each of the other Members of the existence, terms and circumstances of the order, (ii) consults in good faith with each of the other Members on the advisability of taking legally available steps to resist or to narrow the order, and (iii) if disclosure of the Confidential Information is required, exercises commercially reasonable efforts to obtain a protective order or other reliable assurance that confidential treatment will be accorded to the portion of the disclosed Confidential Information that any other Member designates. The cost (including attorneys’ fees and expenses) of obtaining a protective order covering Confidential Information designated by such other Member will be borne by the Company.
     (c) The covenants contained in this Section 12.15 will survive the Transfer of the Interest of any Member and the termination of the Company.
     12.16 Venue. Any suit, action or proceeding seeking to enforce any provision of, or based on any matter arising out of or in connection with this Agreement or the transactions contemplated hereby or thereby shall be brought in any court in New Castle County, Delaware and each Member hereby consents to the exclusive jurisdiction of any court in New Castle County, Delaware (and of the appropriate appellate courts there from) in any suit, action or proceeding, and irrevocably waives, to the fullest extent permitted by law, any objection which it may now or hereafter have to the laying of the venue of any such suit, action or proceeding in any such court or that any such suit, action or proceeding which is brought in any such court has been brought in an inconvenient forum. Each Member hereby waives the right to commence an action, suit or proceeding seeking to enforce any provisions of, or based on any matter arising out of or in connection with this Agreement or the transactions contemplated hereby or thereby in any court outside of New Castle County, Delaware. Any judgment in any such suit, action or proceeding rendered by such court sitting in New Castle County, Delaware, may be entered, filed, registered and enforced by suit upon such judgment in any court of competent jurisdiction (within or outside of New Castle County, Delaware) or as otherwise permitted by applicable law. Process in any suit, action or proceeding may be served on any party anywhere in the world, whether within or without the jurisdiction of any court. Without limiting the foregoing, each party agrees that service of process on such party as provided in Section 12.03 shall be deemed effective service of process on such party.
     12.17 WAIVER OF JURY TRIAL. SUBJECT TO SECTION 12.24, EACH OF THE MEMBERS HEREBY WAIVES TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY WITH RESPECT TO ANY COURT PROCEEDING DIRECTLY OR INDIRECTLY ARISING OUT OF AND PERMITTED UNDER OR IN CONNECTION WITH THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED BY THIS AGREEMENT. EACH OF THE MEMBERS HEREBY (A) CERTIFIES THAT NO REPRESENTATIVE, AGENT OR ATTORNEY OF THE OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER AND (B) ACKNOWLEDGES THAT IT HAS BEEN INDUCED TO ENTER INTO THIS AGREEMENT AND THE TRANSACTIONS

CONTEMPLATED BY THIS AGREEMENT, AS APPLICABLE, BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION 12.17.
     12.18 Member Group Actions; Joint Liability. Except as otherwise specifically provided in this Agreement, any consent, approval or any other action to be given or taken by a Member Group or any two Member Groups together, pursuant to any provision of this Agreement, may be given or taken by a Majority-in-Interest of the Members of such Member Group or Member Groups, and the consent, approval or other action of such Majority-in-Interest shall be binding upon all the Members of the applicable Member Group or Member Groups, and to the extent any item or matter is required to or may be allocated among the Members of any Member Group or Member Groups, unless otherwise specifically provided herein to the contrary, such item or matter shall, subject to the provisions of Section 3.03(b), be allocated among the Members of such Member Group or Member Groups as they shall unanimously agree, and should they fail to unanimously agree, then in accordance with their relative Percentage Interests. The obligations of the Members of each Member Group under this Agreement shall be joint and several.
     12.19 Extension for Non-Business Days. Notwithstanding anything herein to the contrary, if the date for performance of any obligation under this Agreement falls on a Saturday, Sunday or federal holiday, performance shall be deemed to be required on the first day thereafter which is not a Saturday, Sunday or federal holiday.
     12.20 Limitation on Damages. NOTWITHSTANDING ANYTHING IN THIS AGREEMENT TO THE CONTRARY, NO MEMBERS SHALL BE LIABLE FOR SPECIAL, PUNITIVE, EXEMPLARY, INCIDENTAL, CONSEQUENTIAL, OR INDIRECT DAMAGES OR LOST PROFITS, WHETHER BASED ON CONTRACT, TORT, STRICT LIABILITY, OR OTHER LAW OR OTHERWISE AND WHETHER OR NOT ARISING FROM ANY OTHER MEMBER’S SOLE, JOINT, OR CONCURRENT NEGLIGENCE, STRICT LIABILITY, OR OTHER FAULT.
     12.21 Counterparts. This Agreement may be executed in more than one counterparts, all of which shall be considered one and the same agreement, and, except as otherwise expressly provided in Section 12.22, shall become effective when one or more such counterparts have been signed by each of the Parties and delivered to the other Parties. Execution of this Agreement or any other documents pursuant to this Agreement by facsimile or other electronic copy of a signature shall be deemed to be, and shall have the same effect as, executed by an original signature.
     12.22 Effectiveness. This Agreement shall become effective on and from the Effective Date and prior thereto shall be of no force or effect.
     12.23 No Third Party Beneficiaries. Without limiting the operation and effect of Section 12.10, except where an indemnity, promise or obligation is expressly stated to be for the benefit of a third party, this Agreement is solely for the benefit of the Parties and should not be deemed to confer upon third parties any remedy, claim, liability, reimbursement, cause of action or other right in excess of those existing without reference to this Agreement.
     12.24 Specific Performance. The Parties agree that irreparable damage would occur in the event that the provisions of this Agreement were not performed in accordance with their specific terms. Accordingly, it is hereby agreed that the Parties shall be entitled to (i) an injunction or injunctions to enforce specifically the terms and provisions hereof, (ii) provisional or temporary injunctive relief in accordance therewith in any court in New Castle County, Delaware (“Delaware Court”), and (iii) enforcement of any such award of a Delaware Court in any court of the United States, or any other any court or tribunal sitting in any state of the United States or in any foreign country that has jurisdiction, this being in addition to any other remedy or relief to which they may be entitled.
     12.25 Enforceability of Power of Attorney. If it is subsequently determined that any power of attorney provision in this Agreement is unenforceable, the Parties hereto agree to execute, acknowledge, deliver, file, record and publish such other instruments and documents (including separate powers of attorney), and do all such other acts and things as may be required by law, or as may be required to carry out the intent and purposes of such power of attorney provisions.
[Signature Page Follows]

     IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date set forth in the introductory paragraph hereof.

Entergy Corporation, a Delaware corporation

By:
Name:
Title:

Enexus Energy Corporation, a Delaware limited liability company

By:
Name:
Title:

EquaGen LLC, a Delaware limited liability company

By:
Name:
Title:

Appendix A
Defined Terms
     As used in this Agreement, the following terms (including the singular and plural thereof) have the meanings set forth below:
     (1) “AAA” has the meaning given to it in Section 7.10(c).
     (2) “Affiliate” means an “Affiliate” of, or a Person “Affiliated” with a specific Person is a Person that directly, or indirectly through one or more intermediaries, controls, or is controlled by, or is under common control with, the Person specified. For the purposes of this definition, “control,” (including the terms “controlling”, “controlled by” and “under common control with”) means the possession, direct or indirect, of the power to direct or cause the direction of the management and policies of a Person, whether through the ownership of voting securities or other interests, by contract or otherwise.
     (3) “Agreement” means this Limited Liability Company Agreement, including any exhibits or schedules attached hereto, as amended and in effect from time to time pursuant to the terms of this Limited Liability Company Agreement.
     (4) “Amended and Restated Operating Agreement” has the meaning given to it in the Formation Agreement.
     (5) “Annual Budget” has the meaning given to it in Section 8.07.
     (6) “Appraisal Notice” has the meaning given to it in Section 9.06(e).
     (7) “Board” has the meaning given to it in Section 7.01(a).
     (8) “Business” means the business of the Company and its Subsidiaries, from time to time.
     (9) “Business Days” means any day during a calendar year which is not a Saturday, Sunday or a day on which federal banks are required or permitted to be closed in the United States.
     (10) “Business Development Services” means services provided by the Company to assist the Members in the identification, research, analysis, and development of nuclear-related businesses and products, including potential acquisitions, the development of new nuclear projects and other

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activities, but Business Development Services shall not include advisory services relating to (i) the ongoing and ordinary course of business operations of each Member, (ii) services provided by the Company to a Member under any existing service or operating contract, and (iii) legal, accounting and financial advisory services.
     (11) “Business Development Services Contract” means any contract for Business Development Services.
     (12) “Business Plan” has the meaning given to it in Section 8.07.
     (13) “Capital Account” has the meaning given to it in Appendix B.
     (14) “Capital Contributions” means, with respect to any Member, any contribution to the capital of the Company made by such Member pursuant to Section 4.01, including those specifically designated as Class A Capital Contributions pursuant to Section 4.02).
     (15) “Certificate of Formation” has the meaning given to it in the Recitals to this Agreement.
     (16) “Certificate of Merger” has the meaning given to it in the Recitals to this Agreement.
     (17) “Chairman” has the meaning given to it in Section 7.02(d).
     (18) “Class A Capital Contribution” means, with respect to any Member, any Capital Contribution made by such Member pursuant to Section 4.02 and treated as a Class A Capital Contribution pursuant to Section 4.02(c), including both the Non-Contributing Member’s share of such Capital Contribution.
     (19) “Code” means the Internal Revenue Code of 1986, as amended. Any reference herein to any specific section or sections of the Code shall be deemed to include a reference to any corresponding provision of future laws.
     (20) “Company” means the Delaware limited liability company formed pursuant to the Certificate of Formation and operated pursuant to the terms of this Agreement.
     (21) “Company Accountant” has the meaning given to it in Section 8.06.

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     (22) “Company Property” means any and all assets of the Company and any Subsidiary of the Company owned in whole or in part by the Company.
     (23) “Confidential Information” has the meaning given to it in Section 12.15(a).
     (24) “Contract” means any agreement whether oral or in writing to which the Company or its Subsidiary is a party.
     (25) “Contract Fee” has the meaning given to it in Section 6.02(b).
     (26) “Contributing Member” has the meaning given to it in Section 4.02(a).
     (27) “Corporate Group” means a group of related entities comprised of a Parent and its Subsidiaries.
     (28) “Deadlock Matter” has the meaning given to it in Section 7.10(a).
     (29) “Deadlock Notice” has the meaning given to it in Section 7.10(a).
     (30) “Delaware Act” means the Delaware Limited Liability Company Act, as amended from time to time, and any successor to such statute.
     (31) “Discussion Period” has the meaning given to it in Section 9.06(e).
     (32) “Distributable First Exercise Price” has the meaning given to it in Section 9.06(g).
     (33) “Distributable Contract Fee Amount” has the meaning given to it in Section 6.02(b).
     (34) “Effective Date” means the Closing Date, as that term is defined in the Formation Agreement.
     (35) “Emergency Advance” has the meaning given to it in Section 4.02(a).
     (36) “Emergency Loan” has the meaning given to it in Section 4.02(a).
     (37) “ENI” has the meaning given to it in the Recitals.

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     (38) “ESI Services Agreement” has the meaning given to it in the Formation Agreement.
     (39) “ETR” has the meaning given to it in the Recitals.
     (40) “ETR Services Agreements” has the meaning given to it in the Formation Agreement.
     (41) “Exchange Act” means the Securities Exchange Act of 1934, as amended from time to time.
     (42) “Exercise Event” has the meaning given to it in Section 9.06(a).
     (43) “Expert” has the meaning given to it in Section 9.06(e).
     (44) “FERC” means the Federal Energy Regulatory Commission.
     (45) “First Exercise Price” means the price agreed by the Members in accordance with Section 9.06(e)(i), or in the absence of such agreement, the price determined by the Expert in accordance with Item 1 of Exhibit C.
     (46) “Formation Agreement” means that certain Joint Venture Formation Agreement by and among ETR, Enexus and the Company, as amended from time-to-time as provided for therein.
     (47) “GAAP” has the meaning given to it in Section 1.02(ii) of this Agreement.
     (48) “Governmental Entity” means any nation or government, any state, municipality or other political subdivision thereof and any entity, body, agency, commission, department, board, bureau or court, whether domestic, foreign or multinational, exercising executive, legislative, judicial, regulatory or administrative functions of or pertaining to government and any official thereof.
     (49) “Grace Period” has the meaning given to it in Section 9.06(a).
     (50) “Gross Asset Value” has the meaning given to it in Appendix B.
     (51) “Group Member Transferee” has the meaning given to it in Section 9.02(a).

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     (52) “Indebtedness” means any indebtedness of the Company or a JV Group member, including (a) borrowed money of the Company or a JV Group member, (b) any obligations evidenced by bonds, debentures, notes or other similar instruments, (c) any obligations to pay the deferred purchase price of property or services, or (d) any guaranty of any of the foregoing; other than, in each case, trade accounts payable and other current Liabilities (other than Liabilities for borrowed money) arising in the ordinary course of business.
     (53) “Indemnitees” has the meaning given to it in Section 10.02(a).
     (54) “Interest” means, with respect to any Member at any time, the common membership interest of such Member in the Company at such time, including the right of such Member to any and all of the benefits to which such Member may be entitled as provided in this Agreement, together with the obligations of such Member to comply with all of the terms and provisions of this Agreement.
     (55) “Joint Venture” has the meaning given to it in the Formation Agreement.
     (56) “JV Group” means the Company and its Subsidiaries.
     (57) “JV Put Right” has the meaning given to it in Section 9.06(c).
     (58) “Key Contract” means each of the ETR Services Agreements and each of the Amended and Restated Operating Agreements..
     (59) “Liability” has the meaning given to it in the Formation Agreement.
     (60) “Liquidating Member” means the Member designated as such by the Board from time to time; provided, however, that any Member that causes the dissolution of the Company under Section 11.01, (d), (e) or (f) shall not serve as the Liquidating Member.
     (61) “Loss” has the meaning given to it in Appendix B.
     (62) “Majority-in-Interest” means, as to the class or group of Members referred to, required or to be determined, such of those Members of that class or group having more than 50% of the Percentage Interest of the Members of that class or group.
     (63) “Majority Member” has the meaning given to it in Section 7.02(g).

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     (64) “Manager” has the meaning given to it in Section 7.02(a).
     (65) “Mediation Period” has the meaning given to it in Section 7.10(d).
     (66) “Member” or “Members” means one or more (as the case may be) of the Members and any other Person who is admitted as a member of the Company in accordance with this Agreement and applicable law, each in such Person’s capacity as a member of the Company, so long as such Person continues as a member of the Company.
     (67) “Member Group” means a Member and any other Member who is a part of the first-mentioned Member’s Corporate Group.
     (68) “Member Matter” has the meaning given to it in Section 7.04.
     (69) “Nominee Manager” has the meaning given to it in Section 7.02(k).
     (70) “Non-Contributing Member” has the meaning given to it in Section 4.02(a).
     (71) “Non-Utility Nuclear Business” has the meaning given to it in the Separation Agreement.
     (72) “Notice of Exercise” has the meaning given to it in Section 9.06(f).
     (73) “Notices” has the meaning given to it in Section 12.03.
     (74) “Enexus” has the meaning given to it in the Recitals.
     (75) “Officer” means any individual appointed as an officer of the Company in accordance with the provisions of Section 7.01(b), so long as such person continues to serve as an officer of the Company in accordance with the terms of this Agreement.
     (76) “Original LLC Agreement” has the meaning given to it in the Recitals to this Agreement.
     (77) “Override Notice” has the meaning given to it in Section 9.06(a).
     (78) “Parent” of a specified Person means an Affiliate controlling such Person directly or indirectly through one or more intermediaries. For the purposes of this definition, “controlling” means the possession, direct or

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indirect, of the power to direct or cause the direction of the management and policies of a Person, whether through the ownership of voting securities or other interests, by contract or otherwise.
     (79) “Percentage Interest” means, with respect to each Member as of any date of determination, the ratio (expressed as a percentage) of the balance in such Member’s Capital Account to the aggregate balances in the Capital Accounts of all Members. The initial Percentage Interests of the Members are set forth on Exhibit A.
     (80) “Person” means any natural person, firm, individual, corporation, business trust, joint venture, association, company, limited liability company, partnership or other organization or entity, whether incorporated or unincorporated, or any governmental entity.
     (81) “Permitted Transfer” has the meaning given to it in Section 9.01.
     (82) “Permitted Transferee” has the meaning given to it in Section 9.01.
     (83) “Prime Rate” means shall mean the prime rate of interest (the base rate on corporate loans) as published under “Money Rates” in The Wall Street Journal.
     (84) “Profits” and “Losses” has the meaning given to it in Appendix B.
     (85) “Purchaser” has the meaning given to it in Section 9.06(f).
     (86) “Reduction Event” has the meaning given to it in Section 7.02(g).
     (87) “Retained Business” has the meaning given to it in the Separation Agreement.
     (88) “Right Holder” has the meaning given to it in Section 9.06(f).
     (89) “Rules” has the meaning given to it in Section 7.10(d).
     (90) “Second Exercise Price” means the price agreed by the Members in accordance with Section 9.06(e)(i), or in the absence of such agreement, the price determined by the Expert in accordance with Item 2 of Exhibit C.

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     (91) “Securities Act” has the meaning given to it in Section 12.01(b).
     (92) “Secretary” means the Secretary of the Company.
     (93) “Securities Law” has the meaning given to it in Section 12.01(b).
     (94) “Security Interest” means any mortgage, security interest, pledge, lien, charge, claim, option, right to acquire, voting or other restriction, right-of-way, condition, easement, encroachment, restriction on transfer, or other encumbrance of any nature whatsoever, excluding restrictions on transfer under Securities Laws.
     (95) “Senior Employee” means an employee holding a position that is equivalent in seniority to the position of: (a) “Director” or (b) any position senior to the position of “Director” within ETR prior to the Effective Date.
     (96) “Separation and Distribution” has the meaning given to it in the Recitals.
     (97) “Separation Agreement” has the meaning given to it in the Recitals.
     (98) “Significant Matter” has the meaning given to it in Section 7.03.
     (99) “Subsidiary” means with respect to any Person (a) a corporation, at least a majority of the voting capital stock of which is, as of the time in question, directly or indirectly owned by such Person and (b) any other limited liability company, partnership, joint venture, association, joint stock company, trust, unincorporated organization or other entity in which such Person, directly or indirectly, owns at least a majority of the equity economic interest thereof or has the power to elect or direct the election of at least a majority of the members of the governing body of such entity or otherwise has control over such entity (e.g., as the managing partner of a partnership).
     (100) “Supermajority Vote” has the meaning given to it in Section 7.03.
     (101) “Tax” or “Taxes” means any and all taxes, including any interest, penalties, or other additions to tax that may become payable in respect thereof, imposed by any federal, state, local, or foreign government or any agency or political subdivision of any such government, which taxes shall include, without limiting the generality of the foregoing, all income taxes, profits taxes,

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taxes on gains, alternative minimum taxes, estimated taxes, payroll and employee withholding taxes, unemployment insurance taxes, social security taxes, welfare taxes, disability taxes, severance taxes, license charges, taxes on stock, sales and use taxes, ad valorem taxes, value added taxes, excise taxes, franchise taxes, gross receipts taxes, business license taxes, occupation taxes, real or personal property taxes, stamp taxes, environmental taxes, transfer taxes, workers’ compensation taxes, and other taxes, fees, duties, levies, customs, tariffs, imposts, assessments, obligations and charges of the same or of a similar nature to any of the foregoing.
     (102) “Third Party Business” means business activities of the Company or a Subsidiary other than those business activities directly in connection with (a) the operation of Enexus’s nuclear plants pursuant to an Amended and Restated Operating Agreement or (b) the provision of services to or the receipt of services from Enexus or Entergy pursuant to a shared services agreement).
     (103) “Third Party Business Put Right” has the meaning given to it in Section 9.06(c).
     (104) “Third Party Business Subsidiary” has the meaning given to it in Section 2.08.
     (105) “Transfer” has the meaning given to it in Section 9.01(a).
     (106) “Treasury Regulation” or “Regulation” has the meaning given to it in Appendix B.
     (107) “Trigger Event” occurs each time that the Company (or its Subsidiaries) operates four (4) or fewer nuclear power plant facilities on behalf of Enexus (or its Subsidiaries) due to the termination (for any reason whatsoever, including but not limited to expiration of a license, failure to renew a license or termination with or without cause), of one or more Amended and Restated Operating Agreements.
[End of Definitions]

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